                                                                 EXHIBIT 10.22.1

                                U.S. $375,000,000

                                 LOAN AGREEMENT

                            Dated as of April 1, 1999

                                      Among

                        FELCOR LODGING TRUST INCORPORATED
                     and FELCOR LODGING LIMITED PARTNERSHIP

                                   as Borrower

                                       and

                            THE LENDERS PARTY HERETO

                                       and

                            THE CHASE MANHATTAN BANK

                             as Administrative Agent
                               & Collateral Agent

               ==================================================

                              CHASE SECURITIES INC.

                                as Lead Arranger
                                 & Book Manager



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                                TABLE OF CONTENTS

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Article I             DEFINITIONS AND ACCOUNTING TERMS..................................................1

         1.1.     Defined Terms.........................................................................1

         1.2.     Computation of Time Periods..........................................................26

         1.3.     Accounting Terms.....................................................................26

         1.4.     Certain Terms........................................................................27

Article II            AMOUNTS AND TERMS OF THE LOANS...................................................27

         2.1.     The Loans............................................................................27

         2.2.     Making the Loans.....................................................................27

         2.3.     Fees.................................................................................28

         2.4.     Collateral...........................................................................28

         2.5.     Repayment............................................................................29

         2.6.     Prepayments..........................................................................29

         2.7.     Conversion/Continuation Option.......................................................30

         2.8.     Interest.............................................................................30

         2.9.     Interest Rate Determination and Protection...........................................31

         2.10.    Increased Costs......................................................................31

         2.11.    Illegality...........................................................................32

         2.12.    Capital Adequacy.....................................................................32

         2.13.    Payments and Computations............................................................33

         2.14.    Taxes................................................................................34

         2.15.    Sharing of Payments, Etc.............................................................35

Article III           CONDITIONS TO EFFECTIVENESS  OF THIS AGREEMENT AND OF LENDING....................36

         3.1.     Conditions Precedent to Effectiveness of this Agreement and to the Loans.............36

         3.2.     Additional Conditions Precedent to Effectiveness of this Agreement and to the Loans..38

Article IV            REPRESENTATIONS AND WARRANTIES...................................................39

         4.1.     Existence; Compliance with Law.......................................................39

         4.2.     Power; Authorization; Enforceable Obligations........................................39

         4.3.     Taxes................................................................................40

         4.4.     Full Disclosure......................................................................41
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         4.5.     Financial Matters....................................................................41

         4.6.     Litigation...........................................................................42

         4.7.     Margin Regulations...................................................................42

         4.8.     Ownership of Borrower and DJONT; Subsidiaries........................................42

         4.9.     ERISA................................................................................43

         4.10.    Indebtedness.........................................................................44

         4.11.    Restricted Payments..................................................................44

         4.12.    No Burdensome Restrictions; No Defaults..............................................44

         4.13.    Investments..........................................................................44

         4.14.    Government Regulation................................................................44

         4.15.    Insurance............................................................................45

         4.16.    Labor Matters........................................................................45

         4.17.    Force Majeure........................................................................46

         4.18.    Use of Proceeds......................................................................46

         4.19.    Environmental Protection.............................................................46

         4.20.    Contractual Obligations Concerning Assets............................................48

         4.21.    Intellectual Property................................................................48

         4.22.    Title................................................................................48

         4.23.    Status as REIT.......................................................................50

         4.24.    Operator: Compliance with Law........................................................50

         4.25.    Operating Leases, Licenses and Management Agreement..................................50

         4.26.    FF&E Reserves........................................................................51

         4.27.    Year 2000 Compliance.................................................................51

Article V             FINANCIAL COVENANTS..............................................................51

         5.1.     Unsecured Interest Expense Coverage..................................................51

         5.2.     Fixed Charge Coverage Ratio..........................................................52

         5.3.     Maintenance of Tangible Net Worth....................................................52

         5.4.     Limitations on Total Indebtedness....................................................52

         5.5.     Limitations on Total Secured Indebtedness............................................52

         5.6.     Adjusted NOI and Hotels..............................................................52

         5.7.     Limitations on Recourse Secured Indebtedness.........................................52
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                                TABLE OF CONTENTS
                                  (CONTINUED)

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Article VI            AFFIRMATIVE COVENANTS............................................................52

         6.1.     Compliance with Laws, Etc............................................................52

         6.2.     Conduct of Business..................................................................53

         6.3.     Payment of Taxes, Etc................................................................53

         6.4.     Maintenance of Insurance.............................................................53

         6.5.     Preservation of Existence, Etc.......................................................53

         6.6.     Access...............................................................................54

         6.7.     Keeping of Books.....................................................................54

         6.8.     Maintenance of Properties, Etc.......................................................54

         6.9.     Performance and Compliance with Other Covenants......................................54

         6.10.    Application of Proceeds..............................................................54

         6.11.    Financial Statements.................................................................54

         6.12.    Reporting Requirements...............................................................56

         6.13.    Leases and Operating Leases; Management Agreements and Licenses......................58

         6.14.    Employee Plans.......................................................................59

         6.15.    Fiscal Year..........................................................................59

         6.16.    Environmental Matters................................................................59

         6.17.    REIT Requirements....................................................................60

         6.18.    Maintenance of FF&E Reserves.........................................................60

         6.19.    Further Assurances...................................................................60

         6.20.    Unencumbered Hotel Properties/Financial Covenant Imbalance...........................60

         6.21.    Hotel Documents......................................................................60

Article VII           NEGATIVE COVENANTS...............................................................61

         7.1.     Restrictions on Wholly-Owned Subsidiaries............................................61

         7.2.     Operation/Ownership of Hotels........................................................62

         7.3.     Lease Obligations....................................................................62

         7.4.     Restricted Payments..................................................................62

         7.5.     Mergers, Stock Issuances, Asset Sales, Etc...........................................63

         7.6.     Restrictions on Construction/Budget Hotels...........................................63

         7.7.     Change in Nature of Business or in Capital Structure.................................63
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         7.8.     Modification of Material Agreements..................................................64

         7.9.     Accounting Changes...................................................................64

         7.10.    Transactions with Affiliates.........................................................64

         7.11.    Adverse or Speculative Transactions..................................................64

         7.12.    Environmental Matters................................................................64

         7.13.    Joint Enterprises....................................................................65

         7.14.    ERISA Plan Assets....................................................................65

Article VIII          EVENTS OF DEFAULT................................................................65

         8.1.     Events of Default....................................................................65

         8.2.     Remedies.............................................................................67

Article IX            THE ADMINISTRATIVE AGENT.........................................................67

         9.1.     Authorization and Action.............................................................67

         9.2.     Administrative Agent's Reliance, Etc.................................................68

         9.3.     Chase and Affiliates.................................................................68

         9.4.     Lender Credit Decision...............................................................69

         9.5.     Indemnification......................................................................69

         9.6.     Successor Agent......................................................................70

Article X             MISCELLANEOUS....................................................................70

         10.1.    Amendments, Etc......................................................................70

         10.2.    Notices, Etc.........................................................................71

         10.3.    No Waiver; Remedies..................................................................72

         10.4.    Costs; Expenses; Indemnities.........................................................72

         10.5.    Right of Set-off.....................................................................73

         10.6.    Binding Effect.......................................................................73

         10.7.    Assignments and Participations.......................................................74

         10.8.    Governing Law; Severability..........................................................76

         10.9.    Submission to Jurisdiction; Service of Process.......................................77

         10.10.   Section Titles.......................................................................77

         10.11.   Execution in Counterparts............................................................77

         10.12.   Entire Agreement.....................................................................77

         10.13.   Confidentiality......................................................................77
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         10.14.   WAIVER OF JURY TRIAL.................................................................78

         10.15.   Joint and Several Obligations........................................................78
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SCHEDULES


Schedule I            -     Loan Commitments

Schedule II           -     Applicable Lending Offices and Addresses for Notices

Schedule III          -     Operating Lessees

Schedule IV           -     Permitted Transferees

Schedule 4.8          -     Subsidiaries and Unconsolidated Entities

Schedule 4.10         -     Existing Indebtedness

Schedule 4.13         -     Existing Investments

Schedule 4.19         -     Environmental Protection

Schedule 4.22(a)      -     Owned Real Estate

Schedule 4.22(b)      -     Leased Real Estate




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EXHIBITS

Exhibit A             -     Form of Note

Exhibit B             -     Form of Notice of Conversion or Continuation

Exhibit C             -     Form(s) of Opinion(s) of Counsel for the Loan
                            Parties

Exhibit D             -     Form of Assignment and Acceptance

Exhibit E             -     Form of Compliance Certificate

Exhibit F             -     Form of Operating Lease

Exhibit G             -     Form of Guaranty

Exhibit H             -     Form of Pledge and Security Agreement

                  LOAN AGREEMENT ("Agreement"), dated as of April 1, 1999 among FELCOR LODGING TRUST INCORPORATED, a Maryland corporation ("FelCor") and FELCOR LODGING LIMITED PARTNERSHIP, a Delaware limited partnership ("FelCor LP" and collectively with FelCor, the "Borrower"), the financial institutions listed on the signature pages hereof (each individually a "Lender" and collectively the "Lenders") and THE CHASE MANHATTAN BANK ("Chase"), as administrative agent for the Lenders (in such capacity, the "Administrative Agent").



                              W I T N E S S E T H :



                  WHEREAS, the Borrower desires to obtain the Loans (hereafter defined) from the Lenders; and

                  WHEREAS, subject to and upon the terms and conditions set forth herein, the Lenders are willing to make Loans to the Borrower as provided for herein;

                  NOW, THEREFORE, in consideration of the promises and the covenants and agreements contained herein, the parties hereto hereby agree that the aforementioned recitals are true and correct and hereby incorporated herein and that the parties hereto hereby agree as follows:



                                   Article I

                        DEFINITIONS AND ACCOUNTING TERMS

1.1. Defined Terms. As used in this Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Adjusted EBITDA" means, for any Person for any period, EBITDA of such Person for such period less the FF&E Reserve for such Person.

                  "Adjusted Funds From Operations" means, for any Person, for any period, Net Income (Loss) of such Person for such period plus (a) the sum (without duplication) of the following amounts of such Person and its Subsidiaries for such period determined on a consolidated basis in conformity with GAAP to the extent included in the determination of such Net Income (Loss):
(i) depreciation expense, (ii) amortization expense and other non-cash charges of such Person and its Subsidiaries with respect to their real estate assets for such period, (iii) losses from Asset Sales of such Person and its Subsidiaries, losses resulting from restructuring of Indebtedness of such Person and its Subsidiaries and other extraordinary losses, and (iv) minority interests attributable to FelCor LP's partnership units; less (b) the sum (without duplication) of the following amounts of such Person and its Subsidiaries for such period determined on a consolidated basis in conformity with GAAP to the extent included in the determination of such Net Income (Loss): (i) gains from Asset Sales of such Person and its Subsidiaries, gains resulting from restructuring of Indebtedness of such Person and its Subsidiaries and other extraordinary gains, and (ii) the applicable share of Net Income (Loss) of such Person's Unconsolidated Entities; plus (c) such Person's Pro Rata Share of Adjusted Funds From Operations of such Person's Unconsolidated Entities.

                  "Adjusted NOI" means, with respect to any Hotel owned or leased by the Borrower or any of its Subsidiaries, Eligible Joint Ventures or Unconsolidated Entities, for any period, the Net Operating Income for such Hotel for such period less the FF&E Reserve for such Hotel for such period.

                  "Affiliate" means, to any Person, any Subsidiary of such Person and any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person and includes each executive officer, director, trustee, limited liability company manager or general partner of such Person, and each Person who is the beneficial owner of 10% or more of any class of voting Stock of such Person. For the purposes of this definition, "control" means the possession of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Allerton Hotel" shall mean that certain Hotel located in Chicago Illinois and commonly known as the Allerton Hotel.

                  "Alternative Currency Contract" means a currency swap agreement, currency cap agreement, currency collar agreement or forward currency agreement entered into to provide protection against fluctuations in an Alternative Currency.

                  "Alternative Currency" means any lawful currency of a country where a Hotel is located, other than Dollars, which is freely transferable and convertible into Dollars.

                  "Applicable Lending Office" means, with respect to each Lender, its Domestic Lending Office in the case of a Base Rate Loan and its Eurodollar Lending Office in the case of a Eurodollar Rate Loan.

                  "Applicable Margin" means 2.5% per annum.

                  "Asset Sale" means any sale, conveyance, transfer, assignment, lease or other disposition (including, without limitation, by merger or consolidation, and by condemnation, eminent domain, loss, damage, or destruction, and whether by operation of law or otherwise) by the Borrower or any of its Subsidiaries to any Person (other than to Borrower or any of its Subsidiaries) of any Stock of any of its Subsidiaries, any Stock Equivalents of any of its Subsidiaries or any Hotel, but excluding Operating Leases.

                  "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit D.

                  "Base Rate" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall be equal at all times to the higher of:

                  (a) the rate of interest announced publicly by Chase at its principal office, from time to time, as Chase's base rate; and

                  (b) the sum of (i) 1/2 of one percent per annum plus (ii) the Federal Funds Rate.

                  "Base Rate Loan" means any outstanding principal amount of the Loans of any Lender that bears interest with reference to the Base Rate.

                  "Borrower's Investment" means, with respect to any Hotel, the Borrower's or any of its Subsidiaries' investment in such Hotel (including all investments constituting, evidencing or secured by an interest in property, whether tangible or intangible and whether real, personal or mixed, that is used or intended for use in, or in any manner connected with or relating to, the ownership or leasing of such Hotel, specifically including, without limitation, investments in Subsidiaries and Unconsolidated Entities owning or leasing Hotels), at cost, on a consolidated basis, provided that in determining the cost of such investments, there shall be included (i) the amount of all cash paid and the value (as determined by the Board of Directors of FelCor for purposes of such investment) of any other property transferred therefor by the Borrower or its Subsidiary, (ii) the amount of all indebtedness and other obligations assumed or incurred by the Borrower or its Subsidiary or to which the Borrower or its Subsidiary takes subject, and (iii) the value (as determined by the Board of Directors of FelCor for the purposes of such investment) of all equity securities of which the issuer is an entity that is, or upon such investment will be, included within the Borrower or its Subsidiary and which are issued (otherwise than for cash) to, or retained by, any person other than the Borrower or its Subsidiary in connection with such investment. For purposes of this definition only "indebtedness" of the Borrower or its Subsidiary shall mean the consolidated liabilities of the Borrower and its Subsidiaries for borrowed money (including all notes payable and drafts accepted representing extensions of credit) and all obligations evidenced by bonds, debentures, notes or other similar instruments on which interest charges are customarily paid, including obligations under Capitalized Leases.

                  "Bristol" shall mean Bristol Hotels & Resorts and any Person controlled by Bristol Hotels & Resorts that is a Manager.

                  "Business Day" means a day of the year on which banks are not required or authorized to close in New York City and California and, if the applicable Business Day relates to a Eurodollar Rate Loan, a day on which dealings are also carried on in the London interbank market.

                  "Capital Expenditures" means, for any Person for any period, the aggregate of all expenditures by such Person and its Subsidiaries, except interest capitalized during construction, during such period for property, plant or equipment, including, without limitation, renewals, improvements, replacements and capitalized repairs, that would be reflected as additions to property, plant or equipment on a consolidated balance sheet of such Person and its Subsidiaries prepared in conformity with GAAP. For the purpose of this definition, the purchase price of equipment which is acquired simultaneously with the trade-in of existing equipment owned by such Person or any of its Subsidiaries or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment being traded in at such time or the amount of such proceeds, as the case may be.

                  "Capitalized Lease" means, as to any Person, any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in conformity with GAAP.

                  "Capitalized Lease Obligations" means, as to any Person, the capitalized amount of all obligations of such Person or any of its Subsidiaries under Capitalized Leases, as determined on a consolidated basis in conformity with GAAP.

                  "Cash" shall mean coin or currency of the United States of America or immediately available federal funds.

                  "Cash Equivalents" means (i) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States government or any agency thereof, (ii) certificates of deposit, eurodollar time deposits, overnight bank deposits and bankers' acceptances of any commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $5,000,000,000 having maturities of one year or less from the date of acquisition, and (iii) commercial paper of an issuer rated at least "A-1" by S&P or "P-1" by Moody's, or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments.

                  "Closing Date" means April 1, 1999.

                  "Code" means the Internal Revenue Code of 1986 (or any successor legislation thereto), as amended from time to time.

                  "Collateral" has the meaning specified in the Pledge
Agreement.

                  "Collateral Agent" means Chase.

                  "Commitment" has the meaning specified in Section 2.1.

                  "Compliance Certificate" shall have the meaning specified in
Section 3.1(l).

                  "Contingent Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any Indebtedness or Contractual Obligation of another Person, if the purpose or intent of such

Person in incurring the Contingent Obligation is to provide assurance to the obligee of such Indebtedness or Contractual Obligation that such Indebtedness or Contractual Obligation will be paid or discharged, or that any agreement relating thereto will be complied with, or that any holder of such Indebtedness or Contractual Obligation will be protected (in whole or in part) against loss in respect thereof. Contingent Obligations of a Person include, without limitation, (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of an obligation of another Person (including, in the case of any Guarantor, its obligations under the Guaranty), and (b) any liability of such Person for an obligation of another Person through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of a loan, advance, stock purchase, capital contribution or otherwise),
(ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another Person, (iii) to make take-or-pay or similar payments, if required, regardless of non-performance by any other party or parties to an agreement, (iv) to purchase, sell or lease (as lessor or lessee) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such obligation or to assure the holder of such obligation against loss, or (v) to supply funds to or in any other manner invest in such other Person (including, without limitation, to pay for property or services irrespective of whether such property is received or such services are rendered), if in the case of any agreement described under subclause (i), (ii),
(iii), (iv) or (v) of this sentence the primary purpose or intent thereof is as described in the preceding sentence. Anything herein to the contrary notwithstanding, no agreement entered into by the Borrower or any of its Subsidiaries or Unconsolidated Entities with respect to its acquisition of any direct or indirect interest in any Hotel shall, prior to the satisfaction in full of all conditions precedent to the obligations of such Person pursuant to the agreement, be deemed or construed to constitute a "Contingent Obligation" or "Indebtedness" of such Person hereunder, provided that pursuant to any such agreement, the Borrower or its Subsidiary or Unconsolidated Entity is not liable or responsible for, and does not assume any, development or construction risks. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported.

                  "Contractual Obligation" of any Person means any obligation, agreement, undertaking or similar provision of any security issued by such Person or of any agreement (including, without limitation, any management or franchise agreement), undertaking, contract, lease, indenture, mortgage, deed of trust or other instrument (excluding a Loan Document) to which such Person is a party or by which it or any of its property is bound or to which any of its properties is subject.

                  "Credit Agreement" means that certain Fourth Amended and Restated Credit Agreement, dated as of July 1, 1998, as may be amended, modified or supplemented from time to time, among FelCor Suite Hotels, Inc. and FelCor Suites Limited Partnership (as predecessors in interest to Borrower), those certain lending institutions included as signatories thereto, and Chase as administrative agent, for indebtedness of up to $1.1 billion.



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

                  "Default" means any event which with the passing of time or the giving of notice or both would become an Event of Default.

                  "DJONT" means DJONT Operations, L.L.C., a Delaware limited liability company.

                  "DOL" means the United States Department of Labor, or any successor thereto.

                  "Dollars" and the sign "$" each mean the lawful money of the United States of America.

                  "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule II or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

                  "EBITDA" means, for any Person for any period, the Net Income
(Loss) of such Person for such period taken as a single accounting period, plus
(a) the sum (without duplication) of the following amounts of such Person and its Subsidiaries for such period determined on a consolidated basis in conformity with GAAP to the extent included in the determination of such Net Income (Loss): (i) depreciation expense, (ii) amortization expense and other non-cash charges, (iii) interest expense, (iv) income tax expense, (v) extraordinary losses (and other losses on Asset Sales not otherwise included in extraordinary losses determined on a consolidated basis in conformity with
GAAP), and (vi) minority interests attributable to FelCor LP's partnership units, less (b) the sum (without duplication) of the following amounts of such Person and its Subsidiaries determined on a consolidated basis in conformity with GAAP to the extent included in the determination of such Net Income (Loss):
(i) extraordinary gains (and in the case of the Borrower, other gains on Asset Sales not otherwise included in extraordinary gains determined on a consolidated basis in conformity with GAAP), (ii) the applicable share of Net Income (Loss) of such Person's Unconsolidated Entities, (iii) cash payments made with respect to any non-cash charge which was added back to Net Operating Income to determine EBITDA for any prior period; plus (c) such Person's Pro Rata Share of EBITDA of such Person's Unconsolidated Entities.

                  "Effective Date" has the meaning specified in Section 3.1.

                  "Eligible Assignee" means (i) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $5,000,000,000; (ii) a commercial bank organized under the laws of any other country which is a member of the OECD, or a political subdivision of any such country, and having total assets in excess of $5,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD or the Cayman Islands; (iii) the central bank of any country which is a member of the OECD; corporation organized under the laws of the United States, or any State thereof, and having total assets in excess of $3,000,000,000;

(iv) a mutual fund or an insurance company organized under the laws of the United States, or any State thereof, in each case having total assets in excess of $5,000,000,000; (v) any Lender; (vi) any Affiliate of any Lender; (vii) any Person other than an Affiliate of a Loan Party; and (viii) only with respect to any Lender that is a fund that invests in bank loans, any other fund or trust entity that invests in bank loans and is advised by or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor, in each case ((i) through (vii) above) acceptable (a) to the Administrative Agent, and (b) provided no Default or Event of Default exists, to the Borrower, which acceptance will not be unreasonably withheld, conditioned or delayed.

                  "Eligible Entity" shall mean any Eligible Joint Venture in which the Borrower owns, directly or indirectly, at least a 90% equity interest and the remainder of such equity interest is owned by either (i) Promus, (ii) Starwood or (iii) Bristol, provided, however, such Eligible Joint Venture shall only be an Eligible Entity if (i) Borrower (x) is the sole general partner (or equivalent) in such Eligible Joint Venture or (y) owns directly or indirectly at least 90% of the Stock of the sole general partner (or equivalent) in such Eligible Joint Venture and all other Stock of such sole general partner (or equivalent) which is not owned by Borrower is owned by either Promus, Starwood or Bristol, (ii) such sole general partner (or equivalent) is the only Person who can unilaterally authorize the sale or encumbrance of the assets of such Eligible Joint Venture (iii) Borrower alone controls the sole general partner (or equivalent) and (iv) such Eligible Joint Venture has no debt other than unsecured trade debt incurred in the ordinary course of business. For the purposes of this definition, "control" means the possession of the power to direct or cause the direction of management and policies of such Person (including without limitation the power to authorize the sale or encumbrance of the assets of such Person), whether through the ownership of voting securities, by contract or otherwise.

                  "Eligible Joint Venture" means any joint venture, corporation, partnership or other business entity in which the Borrower (i) owns directly or indirectly a JV% of at least 50% and (ii) is (or owns directly or indirectly a majority of the voting Stock of and controls) the managing general partner or equivalent thereof for such entity and (iii) Borrower alone controls such managing general partner or equivalent. For the purposes of this definition, "control" means the possession of the power to direct or cause the direction of management and policies of such Person (including without limitation the power to authorize the sale or encumbrance of the assets of such Person), whether through the ownership of voting securities, by contract or otherwise.

                  "Environmental Claim" means any accusation, allegation, notice of violation, action, claim, Environmental Lien, demand, abatement or other Order or direction (conditional or otherwise) by any Governmental Authority or any other Person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restriction, resulting from or based upon (i) the existence, or the continuation of the existence, of a Release (including, without limitation, sudden or non-sudden accidental or non-accidental Releases) of, or exposure to, any Hazardous Material or other nuisance (to the extent the same relates to any Hazardous Materials), or other Release in, into or onto the environment (including, without limitation, the air, soil, surface water or groundwater) at, in, by, from or related to any property owned or leased by the Borrower or any of its Subsidiaries or Eligible Joint Ventures or any activities or operations thereof;
(ii) the environmental aspects of the transportation, storage, treatment or disposal of Hazardous Materials in connection with any property owned or leased by the Borrower or any of its Subsidiaries or Eligible Joint Ventures or their operations or facilities; or (iii) the violation, or alleged violation, of any Environmental Laws, Orders or Environmental Permits of or from any Governmental Authority relating to environmental matters connected with any property owned or leased by the Borrower or any of its Subsidiaries or Eligible Joint Ventures.

                  "Environmental Laws" means any applicable federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation or other requirement having the force or effect of law relating to the environment, natural resources, or public or employee health and safety and includes, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"), 42 U.S.C. Section 9601 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. Section 136 et seq., the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. Section 6901 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Clean Water Act, 33 U.S.C. Section 1251 et seq., the Occupational Safety and Health Act, 29 U.S.C.
Section 651 et seq. (to the extent the same relates to any Hazardous Materials), and the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq., as such laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and all analogous state and local statutes.

                  "Environmental Liabilities and Costs" means, as to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including, without limitation, all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any other Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including, without limitation, any thereof arising under any Environmental Law, Environmental Permit, order or agreement with any Governmental Authority or other Person, and which relate to any environmental, health or safety condition, or a Release or threatened Release, and result from the past, present or future operations of, or ownership of property by, such Person or any of its Subsidiaries or Eligible Joint Ventures.

                  "Environmental Lien" means any Lien in favor of any Governmental Authority arising under any Environmental Law.

                  "Environmental Permit" means any Permit required under any applicable Environmental Laws or Order and all supporting documents associated therewith.

                  "ERISA" means the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control or treated as a single employer with any Loan Party within the meaning of Section 414 (b), (c), (m) or (o) of the Code.

                  "ERISA Event" means (i) an event described in Sections 4043(c)(1), (2), (3), (5), (6), (8) or (9) of ERISA with respect to a Pension
Plan; (ii) the withdrawal of any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (iii) the complete or partial withdrawal of any Loan Party or any ERISA Affiliate from any Multiemployer Plan or the insolvency of any Multiemployer Plan; (iv) the filing of a notice of intent to terminate a Pension Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (v) the institution of proceedings by the PBGC to terminate or appoint a trustee to administer a Pension Plan or Multiemployer Plan; (vi) the failure to make any required contribution to a Pension Plan; (vii) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (viii) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA; (ix) a prohibited transaction (as described in Code Section 4975 or ERISA
Section 406) shall occur with respect to any Plan; or (x) any Loan Party or ERISA Affiliate shall request a minimum funding waiver from the IRS with respect to any Pension Plan.

                  "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" below its name on Schedule II (or, if no such office is specified, its Domestic Lending Office) or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

                  "Eurodollar Rate" means, for any Interest Period, an interest rate per annum equal to the rate per annum obtained by multiplying (a) a rate per annum equal to the rate for U.S. dollar deposits with maturities comparable to such Interest Period which appears on Telerate Page 3750 as of 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, provided, however, that if such rate does not appear on Telerate Page 3750, the "Eurodollar Rate" applicable to a particular Interest Period shall mean a rate per annum equal to the rate at which U.S. dollar deposits in an amount approximately equal to the Principal Balance (or the portion thereof which will bear interest at a rate determined by reference to the Eurodollar Rate during the Interest Period to which such Eurodollar Rate is applicable in accordance with the provisions hereof), and with maturities comparable to the last day of the Interest Period with respect to which such Eurodollar Rate is applicable, are offered in immediately available funds in the London Interbank Market to the London office of Chase by leading banks in the Eurodollar market at 11:00 a.m., London time, two (2) Business Days prior to the commencement of the Interest Period to which such Eurodollar Rate is applicable, by (b) a fraction (expressed as a decimal) the numerator of which shall be the number one and the denominator of which shall be the number one minus the Eurodollar Rate Reserve Percentage for such Interest Period.

                  "Eurodollar Rate Loan" means any outstanding principal amount of the Loans of any Lender that, for an Interest Period, bears interest at a rate determined with reference to the Eurodollar Rate.

                  "Eurodollar Rate Reserve Percentage" for any Interest Period means the aggregate reserve percentages (expressed as a decimal) from time to time established by the Board of Governors of the Federal Reserve System of the United States and any other banking authority to which any of the Lenders are now or hereafter subject, including, but not limited to any reserve on Eurocurrency Liabilities as defined in Regulation D of the Board of Governors of the Federal Reserve System of the United States at the ratios provided in such Regulation from time to time, it being agreed that any portion of the Principal Balance bearing interest at a rate determined by reference to the Eurodollar Rate shall be deemed to constitute Eurocurrency Liabilities, as defined by such Regulation, and it being further agreed that such Eurocurrency Liabilities shall be deemed to be subject to such reserve requirements without benefit of or credit for prorations, exceptions or offsets that may be available to any of the Lenders from time to time under such Regulation and irrespective of whether such Lender actually maintains all or any portion of such reserve.

                  "Event of Default" has the meaning specified in Section 8.1.

                  "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "FelCor Bonds" means the debt securities issued under the Indenture.

                  "FF&E Reserve" means, for any Person and its Subsidiaries determined on a consolidated basis in accordance with GAAP (or with respect to any Hotel) for any period, a reserve equal to four percent (4%) of Room Revenues from any Hotel owned by such Person or its Subsidiary (or from such Hotel), for such period (unless such Person is contractually obligated to reserve a greater percentage of Room Revenues, in which case such Person shall be required to reserve such greater amount with respect to such Hotel), plus, for any Person, such Person's Pro Rata Share of any FF&E Reserve for any Hotel owned by such Person's Unconsolidated Entities.

                  "Financial Covenant Imbalance" shall have the meaning specified in Section 2.6(c).

                  "Fiscal Quarter" means each of the three month periods ending on March 31, June 30, September 30 and December 31.

                  "Fiscal Year" means the twelve month period ending on December 31.

                  "Fixed Charges" means, for any Person for any period, (a) Gross Interest Expense for such period plus (b) the aggregate amount of scheduled principal payments on the Total Indebtedness of such Person (excluding optional prepayments and scheduled principal payments in respect of any such Total Indebtedness which is payable in a single installment at final maturity) required to be made during such period plus (c) dividends required to be paid by such Person (and its Subsidiaries determined on a consolidated basis in conformity with GAAP) in connection with preferred Stock issued by such Person (including such Person's Pro Rata Share of such dividends required to be paid by such Person's Unconsolidated Entities.)

                  "Free Cash Flow" means, for any Person for any period, the Adjusted Funds From Operations for such period less (a) the aggregate FF&E Reserve for such Person and its Subsidiaries for such period, and (b) the aggregate amount of scheduled principal payments on the Total Indebtedness of such Person (excluding optional prepayments and scheduled principal payments in respect of any such Indebtedness which is payable in a single installment at final maturity) required to be made during such period.

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination except that, for purposes of Articles V and VII, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the audited financial statements referred to in Section 4.5.

                  "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity duly exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Gross Interest Expense" means, for any Person for any period, the sum of (a) the total interest expense in respect of all Indebtedness (excluding all Contingent Obligations) of such Person and its Subsidiaries for such period determined on a consolidated basis in conformity with GAAP, plus capitalized interest of such Person and its Subsidiaries, plus (b) such Person's Pro Rata Share of Gross Interest Expense of such Person's Unconsolidated Entities.

                  "Guarantor" means the Initial Guarantors and each direct and indirect wholly owned Subsidiary of the Borrower formed or acquired after the date hereof, provided however, a wholly owned Subsidiary of the Borrower which is formed or acquired after the date hereof shall only be required to be a Guarantor if such Subsidiary is a Required Guarantor.

                  "Guaranty" means that certain guaranty entered into in connection herewith, in substantially the form of Exhibit G, executed by each Guarantor, as such guaranty may be amended, supplemented or otherwise modified from time to time.

                   "Hazardous Material" means any substance, material or waste which is regulated by any Governmental Authority of the United States as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "contaminant," "toxic waste," "toxic substance" or words of similar meaning or import under any provision of Environmental Law, which includes, but is not limited to, petroleum, petroleum products, asbestos, urea formaldehyde and polychlorinated biphenyls.

                  "Hotel" means any Real Estate or Lease comprising an operating facility offering hotel or other lodging services.

                  "Hotel Documents" means, with respect to any Hotel, the following documents:

                     (i) A description of such Hotel, such description to include the age, location and number of rooms or suites of such Hotel;

                     (ii) Details of the Borrower's Investment in such Hotel and, if available (or able to be reasonably obtained), details of the Adjusted NOI of such Hotel for the prior four (4) Fiscal Quarters;

                     (iii) A copy of the most recent ALTA Owner's Policy of Title Insurance (or commitment to issue such a policy to the Person owning or to own such Hotel) relating to such Hotel showing the identity of the fee titleholder thereto and all matters of record as of its date;

                     (iv) Copies of each of the Operating Lease, Management Agreement and License relating to such Hotel;

                     (v) Copies of all engineering, mechanical, structural and maintenance studies performed by third party consultants with respect to such Hotel;

                     (vi) A "Phase I" environmental assessment of such Hotel prepared by an environmental engineering firm acceptable to the Administrative Agent, and any additional environmental studies or assessments available to the Borrower performed with respect to such Hotel;

                     (vii) If such Hotel is owned pursuant to a Qualified Lease, a copy of such Lease together with all and any amendments thereto or modifications thereof; and

                     (viii) Such other information as the Administrative Agent may reasonably request in order to evaluate the Hotel.

                  "Improvements" has the meaning specified in Section 4.22(c).

                  "Indebtedness" of any Person means, without duplication, the principal amount of (i) all indebtedness of such Person for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured) or for the deferred purchase price of property or services, (ii) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments (including, in the case of the Borrower, the Loans outstanding),
(iii) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (iv) all Capitalized Lease Obligations of such Person, (v) all Contingent Obligations of such Person, (vi) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value (other than for other equity securities) any Stock or Stock Equivalents of such Person, valued, in the case of mandatorily redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (vii) all Indebtedness referred to in clause (i), (ii), (iii), (iv),
(v) or (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and general intangibles) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, and (viii) all liabilities of such Person under Title IV of ERISA.

                  "Indemnitees" has the meaning specified in Section 10.4.

                  "Indenture" means that certain Indenture dated as of October 1, 1997, as amended to date and as may be amended, modified, or supplemented from time to time, among FelCor Suites Limited Partnership (predecessor in interest to FelCor LP) as issuer, various Borrower affiliates as guarantors, and SunTrust Bank, Atlanta, as trustee providing for the initial issuance of up to $175,000,000 aggregate principal amount of 7-3/8% senior notes due 2004 and $125,000,000 aggregate principal amount of 7-5/8% senior notes due 2007.

                  "Initial Guarantors" means (i) FelCor/CSS Hotels, L.L.C., a Delaware limited liability company, (ii) FelCor/LAX Hotels, L.L.C., a Delaware limited liability company, (iii) FelCor/CSS Holdings, L.P., a Delaware limited partnership, (iv) FelCor/St. Paul Holdings, L.P., a Delaware limited partnership, (v) FelCor/LAX Holdings, L.P., a Delaware limited partnership, (vi) FelCor Eight Hotels L.L.C., a Delaware limited liability company, (vii) FelCor Hotel Asset Company, L.L.C., a limited liability company, (viii) FelCor Nevada Holdings, L.L.C., a Nevada limited liability company, (ix) FHAC Nevada Holdings, L.L.C., a Nevada limited liability company, and (x) FHAC Texas Holdings L.P., a Texas limited partnership.

                  "Interest Period" means, in the case of any Eurodollar Rate Loan, (i) initially, the period commencing on the date such Eurodollar Rate Loan is made or on the date of conversion of a Base Rate Loan to such Eurodollar Rate Loan and ending one, two, three, six, nine (upon consent of each Lender) or twelve (upon consent of each Lender) months thereafter, as selected by the Borrower pursuant to Section 2.2, and (ii) thereafter, if such Loan is continued in whole or in part, as a Eurodollar Rate Loan pursuant to Section 2.7, a period commencing on the last day of the immediately preceding Interest Period therefor and ending one, two, three, six, nine (upon consent of each Lender) or twelve (upon consent of each Lender) months thereafter, as selected by the Borrower in its Notice of Conversion or Continuation given to the Administrative Agent pursuant to Section 2.7; provided, however, that:

                           (A) if any Interest Period would otherwise end on a
                  day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to extend such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

                           (B) any Interest Period that begins on the last
                  Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

                           (C) the Borrower may not select any Interest Period
                  which ends after the Maturity Date;

                           (D) the Borrower may not select any Interest Period
                  in respect of Loans having an aggregate principal amount of less than $5,000,000; and

                           (E) there shall be outstanding at any one time no
                  more than fifteen (15) Interest Periods in the aggregate.

                  "Interest Rate Contracts" means interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, interest rate insurance, and other agreements or arrangements designed to provide protection against fluctuations in interest rates.

                  "Investment" means, with respect to any Person, (a) any loan or advance to any other Person, (b) the ownership, purchase or other acquisition of, any Stock, Stock Equivalents, other equity interest, obligations or other securities of, (i) any other Person, (ii) all or substantially all of the assets of any other Person, or (iii) all or substantially all of the assets constituting the business of a division, branch or other unit operation of any other Person, or (c) any joint venture or partnership with, or any capital contribution to, or other investment in, any other Person or any real property.

                  "Investment Grade" means a rating by both S&P and Moody's, each such rating being in one of such agency's four highest generic rating categories that signifies investment grade (i.e. BBB- (or the equivalent) or higher by S&P and Baa3 (or the equivalent) or higher by Moody's); provided, in each case, such ratings are publicly available; provided further, that in the event Moody's or S&P is no longer in existence for purposes of determining Investment Grade, such organization may be replaced by a nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act of 1933, as amended) designated by FelCor LP and FelCor.

                  "IRS" means the Internal Revenue Service, or any successor thereto.

                  "Joint Enterprise" shall mean with respect to any Person, any joint venture, corporation, partnership or other business entity which is not (directly or indirectly) owned 100% by such Person.

                  "Joint Venture Hotel" means any Hotel owned by an Eligible Joint Venture.

                  "JV%" means, with respect to any Eligible Joint Venture, the percentage ownership interest of Borrower in such Eligible Joint Venture.

                  "Leases" means, with respect to the Borrower or any of its Subsidiaries or Eligible Joint Ventures, all of those leasehold estates in real property owned by the Borrower or such Subsidiary or Eligible Joint Venture, as lessee, as such may be amended, supplemented or otherwise modified from time to time to the extent permitted by this Agreement.

                  "Legal Proceedings" means any judicial, administrative or arbitral actions, suits, proceedings (public or private) or governmental proceedings.

                  "Leverage Ratio" shall mean, at any date, a fraction (expressed as a percentage) the numerator of which is Total Indebtedness, on such date, and the denominator of which is Total Value, on such date.

                  "License" means either (x) an agreement in favor of either the Borrower or the Operating Lessee as licensee, permitting the use of hotel system trademarks, trade names and any related rights in connection with the ownership or operation of any Hotel or (y) a Management Agreement, provided the Manager under such Management Agreement owns the rights to hotel system trademarks, trade names and any related rights in connection with the ownership or operation of any Hotel.

                  "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever intended to assure payment of any Indebtedness or other obligation, including, without limitation, any conditional sale or other title retention agreement, the interest of a lessor under a Capitalized Lease Obligation, any financing lease having substantially the same economic effect as any of the foregoing, and the filing, under the Uniform Commercial Code or comparable law of any jurisdiction, of any financing statement naming the owner of the asset to which such Lien relates as debtor.

                  "Loan" means a loan made by a Lender to the Borrower pursuant to Article II and "Loans" means the aggregate Loans.

                  "Loan Documents" means, collectively, this Agreement, the Notes, the Pledge Agreement, the Guaranties and each certificate, agreement or document executed by a Loan Party and delivered to the Administrative Agent or any Lender in connection with or pursuant to any of the foregoing.

                  "Loan Party" means each of the Borrower and each Guarantor.

                  "Majority Lenders" means, at any time, Lenders holding at least 51% of the then aggregate unpaid principal amount of the Loans.

                  "Management Agreement" means an agreement relating to the operation and/or management of any Hotel on behalf of the Operating Lessee.

                  "Manager" means Promus, Starwood, MeriStar Hotels & Resorts, Inc., Coastal Hotel Group, Inc., Bristol or such other manager as shall be reasonably approved by the Borrower and the Administrative Agent (such consent not to be unreasonably withheld or delayed) and engaged by the Operating Lessee, as manager under the Management Agreement.

                  "Material Adverse Change" means a material adverse change in any of (i) the condition (financial or otherwise), business, performance, prospects, operations or properties of (A) either entity which comprises the Borrower or (B) the Borrower and its Subsidiaries taken as one enterprise, (ii) the legality, validity or enforceability of any Loan Document, or any material Operating Lease or the Operating Leases taken as a whole, (iii) the ability of the Borrower or its Significant Subsidiaries to repay the Obligations or to perform its obligations under any Loan Document, (iv) the ability of (x) any Operating Lessee to perform its obligations under any material Operating Lease or (y) DJONT or Bristol to perform its obligations under their respective Operating Leases taken as a whole, or (v) the rights and remedies of the Lenders or the Administrative Agent under the Loan Documents.

                  "Material Adverse Effect" means an effect that results in or causes, or has a reasonable likelihood of resulting in or causing, a Material Adverse Change.

                  "Maturity Date" shall mean March 31, 2004.

                  "Minimum Tangible Net Worth" means, with respect to the Borrower, at any time, the sum of (a) $858,000,000; plus (b) 50% of the aggregate net proceeds received by the Borrower or any of its Subsidiaries after March 31, 1998 in connection with any offering of Stock or Stock Equivalents of the Borrower and its Subsidiaries taken as a whole.

                  "Moody's" means Moody's Investors Service.

                  "Multiemployer Plan" means, as of any applicable date, a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, and to which any Loan Party, any of its Subsidiaries or any ERISA Affiliate is making, is obligated to make, or within the six-year period ending at such date, has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

                  "Net Income (Loss)" means, for any Person for any period, the aggregate of net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis in conformity with GAAP.

                  "Net Operating Income" means, with respect to any Hotel, for any period, the sum of the following (without duplication) (a) all gross income, revenues, receipts and all other consideration received by the lessor under the Operating Lease for such Hotel, including, without limitation, base rent, percentage and similar rentals, late charges and interest payments, but excluding extraordinary income and, until earned, security deposits, prepaid rents and other refundable receipts, minus (b) all expenses incurred by the owner of such Hotel during such period pursuant to its obligations as lessor under the Operating Lease for such Hotel, including, without limitation, real estate taxes, personal property taxes, maintenance and repair costs of a non-capital nature for the structural portions of such Hotel and premiums payable for insurance required to be carried by the lessor on or with respect to such Hotels pursuant to the Operating Lease therefor, but excluding extraordinary expenses.

                  "Non-Recourse Indebtedness" of any Person means all Indebtedness of such Person with respect to which recourse for payment is limited to specific assets encumbered by a Lien securing such Indebtedness; provided, however, that personal recourse of a holder of Indebtedness against any obligor with respect thereto for fraud, misrepresentation, misapplication of cash, waste and other circumstances customarily excluded from non-recourse provisions in non-recourse financing of real estate shall not, by itself, prevent any Indebtedness from being characterized as Non-Recourse Indebtedness, provided further that if a personal recourse claim is made in connection therewith, such claim shall not constitute Non-Recourse Indebtedness for the purposes of this Agreement).

                  "Note" means a promissory note of the Borrower payable to the order of any Lender in a principal amount equal to the amount of such Lender's Loan as originally in effect, in substantially the form of Exhibit A, evidencing the Indebtedness of the Borrower to such Lender resulting from the Loan made by such Lender and "Notes" means the aggregate Notes.

                  "Notice of Conversion or Continuation" shall have the meaning specified in Section 2.7.

                  "Obligations" means the Loans, debts, liabilities, obligations, covenants and duties owing by the Borrower to the Administrative Agent, any Lender, any Affiliate of any of them or any Indemnitee, of every type and description, present or future, arising under this Agreement or under any other Loan Document, whether direct or indirect (including, without limitation, those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term "Obligations" includes, without limitation, all interest, charges, expenses, fees, attorneys' fees and disbursements and any other sum then payable by the Borrower under this Agreement or any other Loan Document.

                  "OECD" means the Organization for Economic Cooperation and Development.

                  "Operating Lease" means a lease or sublease relating to any Hotel, between the Borrower or any of its Subsidiaries or Eligible Joint Ventures or Unconsolidated Entities, as lessor, and an Operating Lessee, as lessee, substantially in a form as approved by Administrative Agent.

                  "Operating Lessee" means either (x) DJONT or its Subsidiary (provided DJONT owns at least 50% of the voting Stock in such Subsidiary and maintains voting control over such Subsidiary), or (y) any entity listed on
Schedule III attached hereto, each as lessee under an Operating Lease.

                  "Operator" means the Operating Lessee and/or the Manager or both (as the case may be) responsible for the operation and management of any Hotel.

                  "Order" means any order, injunction, judgment, decree, ruling, assessment or arbitration award.

                  "Other Taxes" has the meaning specified in Section 2.14(b).

                  "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

                  "Pension Plan" means a plan, other than a Multiemployer Plan, which is covered by Title IV of ERISA or Code Section 412 and which any Loan Party, any of its Subsidiaries or any ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

                  "Permit" means any permit, approval, authorization, license, variance, registration, permission or consent required from a Governmental Authority under an applicable Requirement of Law.

                  "Permitted Liens" means, collectively, (a) Liens arising by operation of law in favor of materialmen, mechanics, warehousemen, carriers, lessors or other similar Persons incurred by the Borrower or any of its Subsidiaries or Eligible Joint Ventures in the ordinary course of business which secure its obligations to such Person; provided, however, that (i) the Borrower or such Subsidiary or Eligible Joint Venture is not in default with respect to such payment obligation to such Person, or (ii) the Borrower or such Subsidiary or Eligible Joint Venture is in good faith and by appropriate proceedings diligently contesting such obligation and adequate provision is made for the payment thereof; (b) Liens (excluding Environmental Liens) securing taxes, assessments or governmental charges or levies; provided, however, that neither the Borrower nor any of its Subsidiaries or Eligible Joint Ventures is in default in respect of any payment obligation with respect thereto unless the Borrower or such Subsidiary or Eligible Joint

Venture is in good faith and by appropriate proceedings diligently contesting such obligation and adequate provision is made for the payment thereof; and (c) Zoning restrictions, subleases, licenses or concessions for restaurants, bars, gift shops, antennas, communications equipment and similar agreements entered into in the ordinary course of such Person's business in connection with the ownership and operation of a hotel; and easements, licenses, reservations, restrictions on the use of real property or minor irregularities incident thereto which do not in the aggregate materially detract from the value or use of the property or assets of the Borrower or any of its Subsidiaries or Eligible Joint Venture or impair, in any material manner, the use of such property for the purposes for which such property is held by the Borrower or any such Subsidiary or Eligible Joint Venture.

                  "Permitted Transferee" shall be those entities named on
Schedule IV.

                  "Person" means an individual, partnership, corporation (including, without limitation, a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a Governmental Authority.

                  "Plan" means an employee benefit plan, as defined in Section 3(3) of ERISA, which any Loan Party or any of its Subsidiaries maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

                  "Pledge Agreement" means that certain Pledge and Security Agreement entered into in connection herewith in substantially the same form of Exhibit H, under which ownership interests in certain entities of or affiliated with the Borrower (as set forth in the Pledge Agreement) are pledged under certain circumstances as collateral for, inter alia, the Loans, as such Pledge Agreement may be amended, modified, or supplemented from time to time.

                  "Principal Balance" means, collectively, the outstanding principal balances of the Notes from time to time.

                  "Projections" means those financial projections covering the fiscal years ending in 1999 through 2001, inclusive, delivered to the Lenders by the Borrower.

                  "Promus" means Promus Hotels, Inc., a Delaware corporation or any Person controlled by Promus Hotel Corporation, that is a Manager.

                  "Pro Rata Share" means, for any Person, with respect to such Person's Unconsolidated Entities (or Subsidiaries), the percentage ownership interest of such Person in such Unconsolidated Entity (or Subsidiary), provided that, in the event that such Person is the general partner of such Unconsolidated Entity (or Subsidiary), such Person's Pro Rata Share with respect to such Unconsolidated Entity (or Subsidiary) shall be the percentage of the general partner interests owned by such Person in such Unconsolidated Entity (or Subsidiary) with respect to any Indebtedness for which recourse may be made against any general partner of such Unconsolidated Entity (or Subsidiary).

                  "Qualified Lease" means any Lease (a) which is a direct ground lease granted by the fee owner of real property, (b) which may be transferred and/or assigned without the consent of the lessor (or as to which the Lease expressly provides that (i) such Lease may be transferred and/or assigned with the consent of the lessor and (ii) such consent shall not be unreasonably withheld or delayed), (c) which has a remaining term (including any renewal terms exercisable at the sole option of the lessee) of at least 35 years, (d) under which no material default has occurred and is continuing, (e) with respect to which a security interest may be granted without the consent of the lessor (or as to which the Lease expressly provides that (i) a security interest in such lease may be granted with the consent of the lessor and (ii) such consent shall not be unreasonably withheld or delayed), and (f) which contains lender protection provisions reasonably acceptable to the Administrative Agent.

                  "Ratable Portion" or "ratably" means, except as otherwise specifically provided herein, with respect to any Lender, the quotient obtained by dividing the amount of the Loan of such Lender by the amount of the Loans of all Lenders and that payments of principal of the Loans and interest thereon shall be made pro rata in accordance with the respective unpaid principal amounts of the Loans held by the Lenders.

                  "Real Estate" means all of those plots, pieces or parcels of land now owned or hereafter acquired by the Borrower or any of its Subsidiaries or Eligible Joint Ventures (the "Land"), including, without limitation, those listed on Schedule 4.22(a), together with the right, title and interest of the Borrower or such Subsidiary or Eligible Joint Venture, if any, in and to the streets, the land lying in the bed of any streets, roads or avenues, opened or proposed, in front of, adjoining or abutting the Land to the center line thereof, the air space and development rights pertaining to the Land and the right to use such air space and development rights, all rights of way, privileges, liberties, tenements, hereditaments and appurtenances belonging or in any way appertaining thereto, all fixtures, all easements now or hereafter benefiting the Land and all royalties and rights appertaining to the use and enjoyment of the Land, including, without limitation, all alley, vault, drainage, mineral, water, oil and gas rights, together with all of the buildings and other improvements now or hereafter erected on the Land, and any fixtures appurtenant thereto.

                  "Recourse Secured Indebtedness" of any Person means the sum of the following: (A) all Indebtedness of such Person and its Subsidiaries determined on a consolidated basis in conformity with GAAP which (x) is secured by a Lien (other than in connection with the Pledge Agreement) and (y) recourse for payment is not limited to the specific assets encumbered by such Lien, provided, however, that personal recourse of a holder of Indebtedness against
(i) any Subsidiary (or Unconsolidated Entity) of Borrower formed specifically for the limited purpose of owning specific assets which secure Indebtedness which does not exceed 65% of the value of the assets owned by such Subsidiary (or Unconsolidated Entity) or (ii) any obligor with respect thereto for fraud, misrepresentation, misapplication of cash, waste and other circumstances customarily excluded from non-recourse provisions in non-recourse financing of real estate, shall not, by itself, cause any Indebtedness to be characterized as Recourse Secured Indebtedness, provided further that if a personal recourse claim is made in connection therewith, such claim shall constitute Recourse Secured Indebtedness for the purposes of this Agreement; plus (B) such Person's Pro Rata Share of Recourse Secured Indebtedness of such Person's Unconsolidated Entities.

                  "Refurbishment Hotel" shall mean Hotels, designated by Borrower, which (i) will experience or are experiencing a disruption in hotel operations due to refurbishment and (ii) are continuously operating with at least 65% of its rooms in service at all times. Any given Hotel may only be characterized as a Refurbishment Hotel for a maximum of six consecutive Fiscal Quarters provided, however, that the requirement of continuous operation shall not apply with respect to the Allerton Hotel or the Tampa Hotel.

                  "Register" has the meaning specified in Section 10.7.

                  "Release" means any release, spill, emission, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching or migration on or into the indoor or outdoor environment or into or out of any property.

                  "Remedial Action" means all actions, including without limitation any Capital Expenditures, required or necessary to (i) clean up, remove, treat or in any other way address any Hazardous Material or other substance in the indoor or outdoor environment, (ii) prevent the Release or threat of Release, or minimize the further Release, of any Hazardous Material or other substance so it does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care, or
(iv) bring facilities on any property owned or leased by the Borrower or any of its Subsidiaries into compliance with all Environmental Laws and Environmental Permits.

                  "Reporting Operating Lessee" shall mean any Operating Lessee which is a party to Operating Leases which in the aggregate provide at least 25% of Borrower's consolidated Operating Lease revenue.

                  "Requested Operating Lessee" shall mean each Operating Lessee which is a party to Operating Leases which in the aggregate provide at least 10% of Borrower's consolidated Operating Lease revenue provided such Operating Lessee has been designated by the Administrative Agent as a Requested Operating Lessee.

                  "Required Guarantor" shall mean any direct or indirect wholly-owned Subsidiary of Borrower which is formed after the date hereof, provided, the value of the assets of such Subsidiary plus the value of the assets of such Person's Subsidiaries' exceed 10% of Total Value, provided, further, that in the event the aggregate value of the assets of all wholly-owned Subsidiaries which are not Guarantors exceed 20% of Total Value then each direct or indirect wholly-owned Subsidiary formed thereafter shall be deemed a Required Guarantor if the value of the assets of such Subsidiary plus the value of the assets of such Person's Subsidiaries' exceed 1% of Total Value.

                  "Requirement of Law" means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such

Person, and all federal, state and local laws, rules and regulations, including, without limitation, federal, state or local securities, antitrust and licensing laws, all food, health and safety laws, and all applicable trade laws and requirements, including, without limitation, all disclosure requirements of Environmental Laws, ERISA and all orders, judgments, decrees or other determinations of any Governmental Authority or arbitrator, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Responsible Officer" means, with respect to any Person, any of the principal executive officers or general partners of such Person.

                  "Restricted Payments" has the meaning specified in Section
7.4.

                  "Room Revenues" has the meaning ascribed to such term in the form of Operating Lease attached as Exhibit F hereto.

                  "S&P" means Standard & Poor's Ratings Services and its successors.

                  "Significant Subsidiary" means, at any date of determination,
(i) any Subsidiary of the Borrower which, or (ii) any group of Subsidiaries of the Borrower which when aggregated, at such date, directly or indirectly own(s) or lease(s) one or more Hotels having an aggregate value (calculated on the basis of the Borrower's Investment therein) in excess of $75,000,000.

                  "Solvent" means, with respect to any Person, that the value of the assets of such Person (at fair value) is, on the date of determination, greater than the total amount of liabilities (including, without limitation, contingent and unliquidated liabilities) of such Person as of such date and that, as of such date, such Person is able to pay all liabilities of such Person as such liabilities mature and does not have unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "Starwood" shall mean Starwood Hotels and Resorts and any Person controlled by Starwood Hotels & Resorts Worldwide, Inc. (or its successors or assigns) that is a Manager.

                  "Stock" means shares of capital stock, beneficial or partnership interests, participations or other equivalents (regardless of how designated) of or in a corporation or equivalent entity, whether voting or non-voting, and includes, without limitation, common stock and preferred stock.

                  "Stock Equivalents" means all securities (other than Stock) convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any stock, whether or not presently convertible, exchangeable or exercisable.

                  "Subsidiary" means, with respect to any Person (other than FelCor LP with respect to FelCor), at any date, any corporation, partnership or other business entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements in accordance with GAAP, if such statements were prepared as of such date.

                  "Tampa Hotel" shall mean that certain Holiday Inn Hotel located in Tampa (Busch Gardens), Florida.

                   "Tangible Net Worth" means, with respect to the Borrower at any date, (a) the sum of (i) the total shareholders' equity of FelCor, and (ii) the book value of all partnership interests in FelCor LP owned by Persons other than FelCor; minus (b) the sum of all intangible assets of FelCor, each as shown on the consolidated balance sheet of FelCor as of such date.

                  "Tax Affiliate" means, as to any Person, (i) any Subsidiary of such Person, and (ii) any Affiliate of such Person with which such Person files or is eligible to file consolidated, combined or unitary tax returns.

                  "Tax Return" has the meaning specified in Section 4.3.

                  "Taxes" has the meaning specified in Section 2.14(a).

                  "Telerate Page 3750" means the display designated as "Page 3750" on the Associated Press-Dow Jones Telerate Service (or such other page as may replace Page 3750 on the Associated Press-Dow Jones Telerate Service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association interest settlement rates for U.S. Dollar deposits). Any Eurodollar Rate determined on the basis of the rate displayed on Telerate Page 3750 in accordance with the provisions hereof shall be subject to corrections, if any, made in such rate and displayed by the Associated Press-Dow Jones Telerate Service within one hour of the time when such rate is first displayed by such Service.

                  "Total Indebtedness" of any Person means the sum of the following (without duplication): (a) all Indebtedness of such Person and its Subsidiaries determined on a consolidated basis in conformity with GAAP, plus
(b) such Person's Pro Rata Share of Indebtedness of such Person's Unconsolidated Entities, provided, however, Indebtedness of a Person's Subsidiary shall only be included in the calculation of Total Indebtedness to the extent of the greater of (x) such Person's Pro-Rata Share of such Indebtedness and (y) the amount of such Indebtedness guaranteed by such Person.

                  "Total Secured Indebtedness" of any Person means any Total Indebtedness of such Person for which the obligations thereunder are secured by a pledge of or other encumbrance (other than in connection with the Pledge Agreement) on any assets of such Person or its Subsidiaries or Unconsolidated Entities.

                  "Total Value" means the sum of:

                  (A) for Hotels owned or leased pursuant to a Qualified Lease (including newly acquired Hotels and Hotels to be immediately acquired using the proceeds of any Loans), other than Hotels described in clause (B) below, Adjusted NOI on a consolidated basis from such Hotels for the preceding four (4) Fiscal Quarters divided by ten percent (10%); plus

                  (B) for Hotels owned or leased pursuant to a Qualified Lease by Borrower (or any Subsidiary or Unconsolidated Entity of Borrower) for less than four (4) fiscal Quarters and (x) for which the Borrower (or any Subsidiary or Unconsolidated Entity of Borrower) does not have, or is not able to reasonably obtain, trailing four quarter audited financial information or (y) which the Borrower has designated as a Refurbishment Hotel, in each such case 95% of the Borrower's Investment in such Hotels (provided that if the Allerton Hotel is designated as a Refurbishment Hotel, then such Hotel shall be valued at 85% of the Borrower's Investment in such Hotel); plus

                  (C) the sum of $15,000,000, being the agreed aggregate sum of the Borrower's investment at cost in (x) certain vacant land at the Kingston Plantation Hotel in Myrtle Beach, South Carolina, and (y) the Myrtle Beach Condo Management Company; plus

                  (D) unencumbered Cash or Cash Equivalents held by the Borrower and its Subsidiaries (determined on a consolidated basis in accordance with GAAP) plus the Borrower's Pro Rata Share of unencumbered Cash or Cash Equivalents held by the Borrower's Unconsolidated Entities;

provided, however, that in the case of (A) above, Adjusted NOI with respect to a Hotel shall only be included in the calculation of Total Value if such Hotel is, as at the date of such calculation, owned or leased by Borrower, its Subsidiary or its Unconsolidated Entity but only to the extent (i) in the case of Adjusted NOI attributable to the Borrower's Subsidiaries, financial statements prepared in accordance with GAAP would consolidate such Subsidiary with the Borrower and
(ii) in the case of Adjusted NOI attributable to the Borrower's Unconsolidated Entities, of the Borrower's Pro Rata Share of such Adjusted NOI, and provided, further, in the case of (B) above, the Borrower's Investment with respect to a Hotel shall only be included in the calculation of Total Value if such Hotel is, as of the date of such calculation, owned by Borrower, its Subsidiary or Unconsolidated Entity. Notwithstanding the foregoing, in no event shall more than 20% of Total Value be attributable to Refurbishment Hotels which are valued at 95% (or 85% in the case of the Allerton Hotel) of Borrower's Investment.

                  "Unconsolidated Entity" means, with respect to any Person, at any date, any other Person in whom such Person holds an Investment, which Investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person, if such statements were prepared as of such date.

                  "Unencumbered" means, with respect to any Hotel, at any date of determination, the circumstance that such Hotel on such date:

                  (a) is not subject to any Liens (including restrictions on transferability or assignability) of any kind (including any such Lien or restriction imposed by (i) any agreement governing Indebtedness, and (ii) the organizational documents of the Borrower or any of its Subsidiaries or Eligible Joint Ventures, but excluding Permitted Liens and, in the case of any Qualified Lease (to the extent permitted by the definition thereof), restrictions on transferability or assignability in respect of such Lease);

                  (b) is not subject to any agreement (including (i) any agreement governing Indebtedness, and (ii) if applicable, the organizational documents of the Borrower or any of its Subsidiaries or Eligible Joint Ventures) which prohibits or limits the ability of the Borrower or any of its Subsidiaries or Eligible Joint Ventures to create, incur, assume or suffer to exist any Lien upon such Hotel, other than Permitted Liens (excluding any agreement or organizational document (x) which limits generally the amount of Indebtedness which may be incurred by the Borrower or its Subsidiaries or Eligible Joint Ventures or (y) in the case of an Eligible Joint Venture which is not an Eligible Entity, which requires the consent of partners (or the equivalent) in such Eligible Joint Venture (other than the Borrower or its wholly owned Subsidiaries) to create, incur, assume or suffer to exist any Lien upon such Hotel); and

                  (c) is not subject to any agreement (including any agreement governing Indebtedness) which entitles any Person to the benefit of any Lien (other than Permitted Liens) on such Hotel, or would entitle any Person to the benefit of any such Lien upon the occurrence of any contingency (including, without limitation, pursuant to an "equal and ratable" clause, other than those certain equal and ratable clauses contained in the Indenture).

For the purposes of this Agreement, any Joint Venture Hotel or Hotel owned by a Subsidiary or Eligible Joint Venture of the Borrower shall not be deemed to be Unencumbered unless both (i) such Hotel and (ii) all Stock owned directly or indirectly by Borrower in such Eligible Joint Venture or Subsidiary, is Unencumbered.

                  "Unencumbered Hotel Property" means, collectively, (a) such of the Hotels owned or leased by the Borrower or any of its direct or indirect wholly-owned Subsidiaries, and (b) such of the Joint Venture Hotels, as in each case shall meet at any time and from time to time, each of the following minimum criteria:

                  (a)      such Hotel is Unencumbered;

                  (b) such Hotel is free of all material structural and title defects and other material adverse matters;

                  (c) such Hotel is, as of the date upon which such Hotel is included as an Unencumbered Hotel Property and as of the end of each succeeding Fiscal Quarter, (i) in compliance, in all material respects, with all applicable Environmental Laws, and (ii) not subject to any material Environmental Liabilities and Costs, in each case as initially verified by a written report of an environmental consultant reasonably acceptable to the Administrative Agent;

                  (d) such Hotel is (i) owned in fee simple by, or (ii) leased pursuant to a Qualified Lease in favor of, the Borrower or its direct or indirect wholly-owned Subsidiary or an Eligible Joint Venture;

provided that, if a Joint Venture Hotel is owned by an Eligible Joint Venture which owns more than a single Hotel, such Joint Venture Hotel shall only be an Unencumbered Hotel Property if it satisfies all of the requirements set forth in subparagraphs (a) through (d) above and all other Hotels owned by such Eligible Joint Venture satisfy the conditions set forth in subparagraphs (a) and (c) above, provided further that the parties acknowledge and agree that the Embassy Suites Hotel located at Los Angeles Airport, CA is subject to a mortgage in favor of FelCor LP but the Administrative Agent has agreed, as a one time waiver only, to accept such Hotel as Unencumbered (for purposes of clause (a) above) provided that such Hotel shall cease to be Unencumbered (for purposes of clause
(a) above), inter alia, in the event that FelCor LP assigns its mortgage to any other Person.

                  "Unencumbered NOI" shall mean Adjusted NOI from each Unencumbered Hotel Property, provided, that (i) only Borrower's JV% of Adjusted NOI generated by any Joint Venture Hotel shall be included in Unencumbered NOI and (ii) in no event shall more than 25% of Unencumbered NOI be attributable to Unencumbered Hotel Properties leased pursuant to Qualified Leases.

                  "Unsecured Interest Expense" means, for any Person for any period, the greater of (I) the sum of (a) the total interest expense in respect of all unsecured Indebtedness of such Person (excluding, on an annual basis, up to $3,000,000 of non-cash expense which is attributable to the amortization of costs and expenses incurred in connection with the incurrence of such Indebtedness) and its Subsidiaries for such period determined on a consolidated basis in conformity with GAAP, plus capitalized interest of such Person and its Subsidiaries in respect of unsecured Indebtedness, plus (b) such Person's Pro Rata Share of Unsecured Interest Expense of such Person's Unconsolidated Entities and (II) 7.5% of the sum of (a) the average outstanding balance of all unsecured Indebtedness of such Person and its Subsidiaries for such period determined on a consolidated basis in conformity with GAAP plus (b) such Person's Pro Rata Share of unsecured Indebtedness of such Person's Unconsolidated Entities for such period.

                  1.2. Computation of Time Periods. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including".

                  1.3. Accounting Terms. All accounting terms not specifically defined herein shall be construed in conformity with GAAP and all accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in conformity with GAAP.

                  1.4. Certain Terms. (a) The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole, and not to any particular Article, Section, subsection or clause in this Agreement. References herein to an Exhibit, Schedule, Article, Section, subsection or clause refer to the appropriate Exhibit or Schedule to, or Article, Section, subsection or clause in this Agreement.

(b) The terms "Lender" and "Administrative Agent" include their respective successors and the term "Lender" includes each assignee of such Lender who becomes a party hereto pursuant to Section 10.7.



                                   Article II

                         AMOUNTS AND TERMS OF THE LOANS

                  2.1. The Loans. On the terms and subject to the conditions contained in this Agreement, each Lender severally agrees to make a loan (each a "Loan", and in the aggregate, the "Loans") to Borrower and Borrower agrees to borrow the Loans on the Closing Date, in an amount equal to the amount set opposite such Lender's name on Schedule I as its Loan Commitment (such Lender's "Commitment", and in the aggregate, "Commitments"). Any amounts prepaid may not be reborrowed. The Loan of each Lender shall be evidenced by the Note to the order of such Lender.

                  2.2. Making the Loans. (a) The Loans shall be made on the Closing Date. Not later than 11:00 A.M. (New York City time) on the third (3rd) Business Day prior to the Closing Date, Borrower shall give to the Administrative Agent notice of the initial Interest Period or Periods, which notice shall specify each Interest Period and the respective pro rata portion of the aggregate Loan amount to which such Interest Period shall apply; provided, however, that the aggregate of the Eurodollar Rate Loans for each Interest Period must be in an amount of not less than $5,000,000 or an integral multiple of $500,000 in excess thereof. If the Administrative Agent does not receive such notice of the initial Interest Period as provided above, the initial Interest Period shall equal one month and shall apply to the aggregate principal balance of the Loans.

                  (b) Each Lender shall, before 12:00 Noon (New York City time) on the Closing Date, make available for the account of its Applicable Lending Office to the Administrative Agent at its address referred to in Section 10.2, in immediately available funds, such Lender's Loan. By 12:00 Noon (New York City time) on the Closing Date, subject to fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower at the Administrative Agent's aforesaid address; provided that in the event that the Administrative Agent shall have received notice from a Lender prior to the Closing Date that such Lender will not make available to the Administrative Agent such Lender's Loan, the Administrative Agent shall be under no obligation to fund such Lender's Loan.

                  (c) Unless the Administrative Agent shall have received notice from a Lender prior to the Closing Date that such Lender will not make available to the Administrative Agent such Lender's Loan, the Administrative Agent may assume that such Lender has made such Loan available to the Administrative Agent on the Closing Date in accordance with this Section 2.2 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on the Closing Date a corresponding amount. If and to the extent that such Lender shall not have so made such Loan available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable to the Loan and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Loan for purposes of this Agreement. If the Borrower shall repay to the Administrative Agent such corresponding amount, such payment shall not relieve such Lender of any obligation it may have to the Borrower hereunder.

                  (d) The failure of any Lender to make the Loan to be made by it hereunder shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the Closing Date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the Closing Date.

                  2.3. Fees. The Borrower has agreed to pay to Chase additional fees, the amount and dates of payment of which are embodied in a separate agreement between the Borrower and Chase.

                  2.4. Collateral. (a) During such time that, and only for so long as, the FelCor Bonds are rated below Investment Grade, the Loans shall be secured by ownership interests in certain entities of, or affiliated with, the Borrower as set forth in the Pledge Agreement. In the event that the FelCor Bonds attain a rating of Investment Grade, upon written request from the Borrower, the Administrative Agent shall direct the Collateral Agent to release the Collateral. Should the FelCor Bonds thereafter become rated below Investment Grade, the Collateral shall be re-pledged pursuant to a new pledge and security agreement in substantially the same form as Exhibit H hereto and any other instruments and documents reasonably required by the Administrative Agent in order to effect such new pledge, including but not limited to a new guaranty in substantially the same for as Exhibit G hereto. During any period in which the Collateral secures the Loans, the Collateral may also secure, equally and ratably, (i) the FelCor Bonds and (ii) the Indebtedness under the Credit Agreement.

                  (b) Upon consent from or at the request of the Majority Lenders, the Administrative Agent may direct the Collateral Agent to take any action with respect to the Collateral other than such action requiring consent of all the Lenders under Section 10.1 hereof. Notwithstanding the preceding sentence, the Administrative Agent shall have the sole and absolute discretion to direct the Collateral Agent to release (i) any portion of the Collateral representing, in the aggregate, no more than 10% of Total Value, or (ii) all or any portion of the Collateral as contemplated by
Section 2.4(a).

                  2.5. Repayment. (a) The Borrower shall make a one million dollar ($1,000,000.00) payment in reduction of the principal balance of the Loan on each anniversary of the Closing Date during the term of the Loan, with the first such payment being due on April 1, 2000.

                  (b) The Borrower shall repay the entire unpaid principal amount of the Loans on the Maturity Date.

                  2.6. Prepayments. (a) The Borrower shall have no right to prepay the principal amount of any Loan other than as provided in this Section 2.6.

                  (b) The Borrower may, upon at least two (2) Business Days' prior notice to the Administrative Agent, stating the proposed date and aggregate principal amount of the prepayment, prepay the outstanding principal amount of the Loans in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that any prepayment of any Eurodollar Rate Loan made other than on the last day of an Interest Period for such Loan shall be subject to payment by the Borrower to the Administrative Agent of any costs, fees or expenses incurred by any Lender in connection with such prepayment including without limitation any costs to unwind any Eurodollar Rate contracts; and, provided, further, that each partial prepayment shall be in an aggregate principal amount not less than $3,000,000 or integral multiples of $100,000 in excess thereof. Upon the giving of such notice of prepayment, the principal amount of the Loans specified to be prepaid shall become due and payable on the date specified for such prepayment.

                  (c) If at any time the Borrower shall not be in compliance with the covenant contained in Section 5.1 hereof, (a "Financial Covenant Imbalance"), the Borrower shall prepay the Loans then outstanding in an amount necessary to cure such Financial Covenant Imbalance, together with accrued interest as follows:

                     (i) in the event that the Financial Covenant Imbalance is due to (A) any sale, conveyance, transfer, assignment or other disposition of an Unencumbered Hotel Property, (B) a financing secured by a Hotel or (C) any drawing on the revolving credit line under the Credit Agreement, the prepayment shall be made within one (1) Business Day of such event occurring;

                     (ii) in the event that the Financial Covenant Imbalance is due to any (A) condemnation or taking by eminent domain of an Unencumbered Hotel Property, or (B) loss, damage or destruction by casualty to any Hotel, the prepayment shall be made within one (1) Business Day after receipt by the Borrower or its Subsidiary or Eligible Joint Venture of the condemnation award or insurance proceeds relating to such event; or

                     (iii) in the event that the Financial Covenant Imbalance is due to a determination by the Administrative Agent, after review of the applicable Hotel

         Documents, that an Unencumbered Hotel Property, represented by Borrower in a Compliance Certificate to be an Unencumbered Hotel Property, fails to meet (and never actually met) the requirements for Unencumbered Hotel Properties set forth herein, the prepayment shall be made within 5 Business Days of the Administrative Agent notifying Borrower of such Hotel's failure to meet the Unencumbered Hotel Property requirements.

                  2.7. Conversion/Continuation Option. The Borrower may elect
(i) at any time after the date hereof to convert Base Rate Loans or any portion thereof to Eurodollar Rate Loans, or (ii) at the end of any Interest Period with respect thereto, to convert Eurodollar Rate Loans or any portion thereof into Base Rate Loans, or to continue such Eurodollar Rate Loans or any portion thereof for an additional Interest Period; provided, however, that the aggregate of the Eurodollar Rate Loans for each Interest Period therefor must be in the amount of $5,000,000 or an integral multiple of $500,000 in excess thereof. Each conversion or continuation shall be allocated among the Loans of all Lenders in accordance with their Ratable Portion. Each such election shall be in substantially the form of Exhibit B hereto (a "Notice of Conversion or Continuation") and shall be made by giving the Administrative Agent at least three (3) Business Days' prior written notice thereof specifying (A) the amount and type of conversion or continuation, (B) in the case of a conversion to or a continuation of Eurodollar Rate Loans, the Interest Period therefor, and (C) in the case of a conversion, the date of conversion (which date shall be a Business Day and, if a conversion from Eurodollar Rate Loans, shall also be the last day of the Interest Period therefor). The Administrative Agent shall promptly notify each Lender of its receipt of a Notice of Conversion or Continuation and of the contents thereof and such Lender's Ratable Portion of the Loans to be converted. Notwithstanding the foregoing, no conversion in whole or in part of Base Rate Loans to Eurodollar Rate Loans, and no continuation in whole or in part of Eurodollar Rate Loans upon the expiration of any Interest Period therefor, shall be permitted at any time at which a Default or an Event of Default shall have occurred and be continuing. If, within the time period required under the terms of this Section 2.7, the Administrative Agent does not receive a Notice of Conversion or Continuation from the Borrower containing a permitted election to continue any Eurodollar Rate Loans for an additional Interest Period or to convert any such Loans, then, upon the expiration of the Interest Period therefor, such Loans will be automatically converted to Base Rate Loans. Each Notice of Conversion or Continuation shall be irrevocable.

                  2.8. Interest. (a) The Borrower shall pay interest on the unpaid principal amount of each Loan from the date thereof until the principal amount thereof shall be paid in full, at the following rates per annum:

                     (i) For Base Rate Loans, at a rate per annum equal at all times to the Base Rate in effect from time to time, payable monthly on the first day of each month, on the Maturity Date and on the date any Base Rate Loan is converted or paid in full.

                     (ii) For Eurodollar Rate Loans, at a rate per annum equal at all times during the applicable Interest Period for each Eurodollar Rate Loan to the sum of the Eurodollar Rate for such Interest Period plus the Applicable Margin, payable on the last day of such Interest Period, on the Maturity Date and, if such Interest Period has a duration of more than three months, on the last day of each calendar quarter during such Interest Period commencing on March 31, 1999.

                  (b) If the principal indebtedness of the Loans is declared immediately due and payable by the Administrative Agent pursuant to the provisions of this Agreement or any other Loan Document, or if the Loans are not paid in full on the Maturity Date, the Borrower shall thereafter, unless and until such date, if any, as the Majority Lenders may elect, in their sole and absolute discretion, to waive, in writing, all or any portion of such default rate interest, pay interest on the principal sum then remaining unpaid from the date of such declaration or the Maturity Date, as the case may be, until the date on which the principal sum then outstanding is paid in full (whether before or after judgment), at a rate per annum (calculated for the actual number of days elapsed on the basis of a 360-day year) equal to the greater, on a daily basis, of (x) 13% or (y) 4% plus the Base Rate, provided, however, that such interest rate shall in no event exceed the maximum interest rate which the Borrower may by law pay.

                  2.9. Interest Rate Determination and Protection. (a) The Eurodollar Rate for each Interest Period for Eurodollar Rate Loans shall be determined by the Administrative Agent two (2) Business Days before the first day of such Interest Period.

                  (b) The Administrative Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Administrative Agent for purposes of Section 2.8.

                  (c) If the Majority Lenders in good faith notify the Administrative Agent that the Eurodollar Rate for any Interest Period therefor will not adequately reflect the cost to such Majority Lenders of making such Loans or funding or maintaining their respective Eurodollar Rate Loans for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon

                     (i) each Eurodollar Rate Loan will automatically, on the last day of the then existing Interest Period therefor, convert into a Base Rate Loan; and

                     (ii) The Base Rate Loan shall continue in effect until the Administrative Agent shall notify the Borrower that such Lenders have determined that the circumstances that required the Base Rate no longer exist, after which time Borrower may convert the Loans to Eurodollar Rate Loans by submitting a Notice of Conversion or Continuation in accordance with the terms set forth herein.

                  2.10. Increased Costs. If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation (other than any change by way of imposition or increase of reserve requirements included in determining the Eurodollar

Rate Reserve Percentage) or (ii) compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining any Eurodollar Rate Loans, then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error. If the Borrower so notifies the Administrative Agent within five Business Days after any Lender notifies the Borrower of any increased cost pursuant to the foregoing provisions of this Section 2.10, the Borrower may either (A) prepay in full all Eurodollar Rate Loans of such Lender then outstanding in accordance with Section 2.6(b) and, additionally, reimburse such Lender for such increased cost in accordance with this Section 2.10 or (B) convert all Eurodollar Rate Loans of all Lenders then outstanding into Base Rate Loans in accordance with Section 2.7 and, additionally, reimburse such Lender for such increased cost in accordance with this Section 2.10.

                  2.11. Illegality. Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to make Eurodollar Rate Loans or to continue to fund or maintain Eurodollar Rate Loans, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) the obligation of such Lender to make or to continue Eurodollar Rate Loans and to convert Base Rate Loans into Eurodollar Rate Loans shall terminate and (ii) the Borrower shall forthwith prepay in full all Eurodollar Rate Loans of such Lender then outstanding, together with interest accrued thereon, unless the Borrower, within five Business Days of such notice and demand, converts all Eurodollar Rate Loans of all Lenders then outstanding into Base Rate Loans.

                  2.12. Capital Adequacy. If (i) the introduction of or any change in or in the interpretation of any law or regulation, (ii) compliance with any law or regulation, or (iii) compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by any Lender or any corporation controlling any Lender and such Lender reasonably determines that such amount is based upon the existence of such Lender's Loans and its other commitments, letters of credit or loans of this type, then, upon demand by such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's Loans. A certificate as to such amounts submitted to the Borrower and the Administrative Agent by such Lender shall be conclusive and binding for all purposes absent manifest error.

                  2.13. Payments and Computations. (a) The Borrower shall make each payment hereunder and under the Notes not later than 11:00 A.M. (New York City time) on the day when due, in Dollars, to the Administrative Agent at its address referred to in Section 10.2 in immediately available funds without set-off or counterclaim. The Administrative Agent will promptly thereafter cause to be distributed immediately available funds relating to the payment of principal or interest or fees (other than amounts payable pursuant to Section 2.10, 2.11, 2.12, or 2.14) to the Lenders, in accordance with their respective Ratable Portions, for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. To the extent the foregoing payments are received by the Administrative Agent prior to 11:00 A.M. (New York City time) and are not distributed to the Lenders on the same day, the Administrative Agent shall pay to each Lender in addition to the amount distributed to such Lender, interest thereon, for each day from the date such amount is received by the Administrative Agent until the date such amount is distributed to such Lender, at the Federal Funds Rate. Payment received by the Administrative Agent after 11:00 A.M. (New York City time) shall be deemed to be received on the next Business Day.

                  (b) The Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made when due hereunder or under any Loan held by such Lender, to charge from time to time against any or all of the Borrower's accounts with such Lender any amount so due.

                  (c) All computations of interest based on the Base Rate, the Eurodollar Rate or the Federal Funds Rate and of fees shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest and fees are payable. Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

                  (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fee, as the case may be; provided, however, that if such extension would cause payment of interest on or principal of any Eurodollar Rate Loan to be made in the next calendar month, such payment shall be made on the next preceding Business Day.

                  (e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due hereunder to the Lenders that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

                  2.14. Taxes. (a) Any and all payments by the Borrower under each Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, taxes measured by its net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes measured by its net income, and franchise taxes imposed on it, by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities (excluding, in the case of such Lender or the Administrative Agent, taxes imposed by reason of any failure of such Lender or the Administrative Agent, if such Lender or the Administrative Agent is entitled at such time to a total or partial exemption from withholding that is required to be evidenced by a United States Internal Revenue Service Form 1001 or 4224 or any successor or additional form (including but not limited to Form W8), to deliver to the Administrative Agent or the Borrower, from time to time as required by the Administrative Agent or the Borrower, such Form 1001 or 4224 (as applicable) or any successor or additional form (including but not limited to Form W8), completed in a manner reasonably satisfactory to the Administrative Agent or the Borrower) being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Administrative Agent (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including, without limitation, deductions applicable to additional sums payable under this Section 2.14) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law, and (iv) the Borrower shall deliver to the Administrative Agent evidence of such payment to the relevant taxation or other authority.

                  (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies of the United States or any political subdivision thereof or any applicable foreign jurisdiction which arise from any payment made under any Loan Document or from the execution, delivery or registration of, or otherwise with respect to, any Loan Document (collectively, "Other Taxes").

                  (c) The Borrower will indemnify each Lender and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.14) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including, without limitation, for penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

                  (d) Within 30 days after the date of any payment of Taxes or Other Taxes, the Borrower will furnish to the Administrative Agent, at its address referred to in Section 10.2, the original or a certified copy of a receipt evidencing payment thereof.

                  (e) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.14 shall survive the payment in full of the Obligations.

                  (f) Prior to the Effective Date in the case of each Lender that is a signatory hereto, and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Lender and from time to time thereafter if requested by the Borrower or the Administrative Agent, each Lender organized under the laws of a jurisdiction outside the United States that is entitled to an exemption from United States withholding tax, or that is subject to such tax at a reduced rate under an applicable tax treaty, shall provide the Administrative Agent and the Borrower with an IRS Form 4224 or Form 1001 or other applicable form (including but not limited to Form W8), certificate or document prescribed by the IRS certifying as to such Lender's entitlement to such exemption or reduced rate with respect to all payments to be made to such Lender hereunder and under the Notes. Unless the Borrower and the Administrative Agent have received forms or other documents satisfactory to them indicating that payments hereunder or under any Note are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower or the Administrative Agent shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Lender organized under the laws of a jurisdiction outside the United States.

                  (g) Any Lender claiming any additional amounts payable pursuant to this Section 2.14 shall use its best efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

                  2.15. Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Loans made by it (other than pursuant to Sections 2.12 or 2.14) in excess of its Ratable Portion of payments on account of the Loans obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in their Loans as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them.

                                  Article III

                           CONDITIONS TO EFFECTIVENESS
                        OF THIS AGREEMENT AND OF LENDING

                  3.1. Conditions Precedent to Effectiveness of this Agreement and to the Loans. The effectiveness of this Agreement and the obligation of each Lender to make its Loan hereunder is subject to satisfaction of the conditions precedent that the Administrative Agent shall have received counterparts of this Agreement duly executed by each Borrower, each Lender and the Administrative Agent, together with the following, each dated the Effective Date (hereinafter defined) unless otherwise indicated, in form and substance satisfactory to the Administrative Agent and (except for the Notes) in sufficient copies for each Lender (the date of satisfaction of the conditions precedent set forth in this Section 3.1 and in Section 3.2 being the "Effective Date"):

                  (a) The Notes to the order of the Lenders, respectively.

                  (b) The Guaranty, duly executed by the Guarantor parties thereto.

                  (c) The Pledge Agreement, duly executed by the pledgors thereto covering the present and future rights and interests in the collateral as set forth in the Pledge Agreement, together with:

                     (i) proper Financing Statements (Form UCC-1) fully executed for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Pledge Agreement;

                     (ii) copies of Requests for Information (Form UCC-11), or equivalent reports, listing all effective financing statements that name as debtor any entity whose ownership interests are pledged as collateral under the Pledge Agreement and that are filed in the jurisdictions referred to in preceding clause (i), together with copies of such financing statements (none of which shall cover the Pledge Agreement Collateral except to the extent evidencing Permitted Liens);

                     (iii) evidence of the completion of all other recordings and filings of, or with respect to, such Pledge Agreement as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests intended to be created by the Pledge Agreement; and

                     (iv) evidence that all other actions necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Pledge Agreement have been taken.

                  In addition to the foregoing requirements, pursuant to the Pledge Agreement, each pledgor thereunder shall have delivered to the Collateral Agent, as pledgee, all pledged collateral referred to therein (to the extent evidenced by any certificate, note or other written instrument), together with executed and undated irrevocable stock powers in the case of pledged stock and together with irrevocable assignments in the case of pledged partnership interests and pledged limited liability company interests in each case which are evidenced by certificates, instruments, documents or other writings.

                  (d) A certificate of the Secretary or an Assistant Secretary of each Loan Party (or, as applicable, of such Loan Party's partners) certifying
(i) the resolutions of its Board of Trustees or Directors, as appropriate, approving each Loan Document to which it is a party, (ii) all documents evidencing other necessary trust, partnership or corporate action, as appropriate, and required governmental and third party approvals, licenses and consents with respect to each Loan Document to which it is a party and the transactions contemplated thereby, (iii) a copy of its and each of its Subsidiaries' and Eligible Joint Ventures' declaration of trust, certificates of incorporation, by-laws, partnership agreements and certificates of partnership as appropriate, as of the Effective Date, and (iv) the names and true signatures of each of its officers who has been authorized to execute and deliver any Loan Document or other document required hereunder to be executed and delivered by or on behalf of such Person.

                  (e) A copy of the declaration of trust or articles or certificate of incorporation or partnership agreement or certificate of partnership, as appropriate, of each Loan Party and of each of its Subsidiaries and Eligible Joint Ventures which is not a Loan Party certified as of a recent date by the Secretary of State of the state of formation of such Loan Party or Subsidiary, together with certificates of such official attesting to the good standing of each such Loan Party, Subsidiary and Eligible Joint Ventures.

                  (f) Favorable opinion(s) of counsel to the Loan Parties, in substantially the form(s) of Exhibit C, and as to such other matters as any Lender through the Administrative Agent may reasonably request.

                  (g) A certificate of the chief financial officer of the Borrower, stating that the Borrower is Solvent after giving effect to the Loans, the application of the proceeds thereof in accordance with Section 6.10 and the payment of all estimated legal, accounting and other fees related hereto and thereto.

                  (h) Evidence that the insurance required by Section 6.4 is in full force and effect.

                  (i) Such additional documents, information and materials as any Lender, through the Administrative Agent, may reasonably request.

                  (j) A certificate, signed by a Responsible Officer of the Borrower, stating that the following statements are true and correct on the Effective Date:

                     (i) All costs and accrued and unpaid fees and expenses (including, without limitation, legal fees and expenses) required to be paid to the Administrative Agent and the Lenders on or before the Effective Date, including, without limitation, those referred to in Sections 2.3 and 10.4, to the extent then due and payable, have been paid.

                     (ii) All necessary governmental and third party approvals required to be obtained by any Loan Party in connection with the transactions contemplated hereby have been obtained and remain in effect, and all applicable waiting periods have expired without any action being taken by any competent authority which restrains, prevents, impedes, delays or imposes materially adverse conditions upon any of the transactions contemplated hereby.

                     (iii) There exists no judgment, order, injunction or other restraint prohibiting or imposing materially adverse conditions upon any of the transactions contemplated hereby.

                     (iv) There exists no claim, action, suit, investigation or proceeding (including, without limitation, shareholder or derivative litigation) pending or, to the knowledge of the Borrower, threatened in any court or before any arbitrator or Governmental Authority which relates to the Loan Documents or the financing hereunder or which, if adversely determined, would have a Material Adverse Effect.

                     (v) There has been no Material Adverse Change since December 31, 1998 in the corporate, capital or legal structure of the Borrower or any of its Subsidiaries without the consent of the Administrative Agent.

                     (vi) The Borrower's Tangible Net Worth is not less than the Minimum Tangible Net Worth.

                  (k) Administrative Agent's reasonable satisfaction with the form and substance of each Operating Lease.

                  (l) A Compliance Certificate, executed by the Chief Financial Officer of the Borrower substantially in the form attached as Exhibit E hereto (a "Compliance Certificate"), and if requested by the Administrative Agent, together with copies (to the extent not already delivered) of the Hotel Documents in respect of each Hotel indicated by Administrative Agent.

                  3.2. Additional Conditions Precedent to Effectiveness of this Agreement and to the Loans. The effectiveness of this Agreement and the obligation of each Lender to make its Loan hereunder is subject to the further conditions precedent that:

                  (a) No Lender in its sole judgment exercised reasonably shall have determined (i) that there has been any Material Adverse Change since December 31, 1998 or (ii) that there has occurred any adverse change which such Lender deems material in the financial markets generally, since December 31, 1998 or (iii) that there is any claim, action, suit, investigation, litigation or proceeding (including, without limitation, shareholder or derivative litigation) pending or threatened in any court or before any arbitrator or Governmental Authority which, if adversely determined, would have a Material Adverse Effect; and nothing shall have occurred since December 31, 1998 which, in the judgment of any Lender, has had a Material Adverse Effect.

                  (b) Each Lender shall be satisfied, in its sole judgment, exercised reasonably, with the corporate, capital, legal and management structure of the Borrower and its Subsidiaries, and shall be satisfied, in its sole judgment exercised reasonably, with the nature and status of all Contractual Obligations, securities, labor, tax, ERISA, employee benefit, environmental, health and safety matters, in each case, involving or affecting the Borrower or any of its Subsidiaries.

                                   Article IV

                         REPRESENTATIONS AND WARRANTIES

                  To induce the Lenders and the Administrative Agent to enter into this Agreement, the Borrower represents and warrants to the Lenders and the Administrative Agent that on and after the Effective Date:

                  4.1. Existence; Compliance with Law. Each Loan Party and each of its Subsidiaries and Eligible Joint Ventures (i) is a real estate investment trust or a corporation, limited liability company or limited partnership, as specified herein, duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation; (ii) is duly qualified as a foreign corporation, limited liability company or limited partnership and in good standing under the laws of each jurisdiction where such qualification is necessary, except for failures which in the aggregate have no Material Adverse Effect; (iii) has all requisite corporate, limited liability company or partnership power and authority and the legal right to own, pledge and mortgage its properties, to lease (as lessee) the properties that it leases as lessee, to lease or sublease (as lessor) the properties it owns and/or leases (as lessee) and to conduct its business as now or currently proposed to be conducted; (iv) is in compliance with its declaration of trust or certificate of or formation and by-laws, regulations or partnership agreement, as appropriate; (v) is in compliance with all other applicable Requirements of Law except for such non-compliances as in the aggregate have no Material Adverse Effect; and (vi) has all necessary licenses, permits, consents or approvals from or by, has made all necessary filings with, and has given all necessary notices to, each Governmental Authority having jurisdiction, to the extent required for such ownership, leasing and conduct, except for licenses, permits, consents or approvals which can be obtained by the taking of ministerial action to secure the grant or transfer thereof or failures which in the aggregate have no Material Adverse Effect.

                  4.2. Power; Authorization; Enforceable Obligations. (a) The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party and the consummation of the transactions related to the financing contemplated hereby:

                     (i) are within such Loan Party's corporate, partnership or trust powers, as appropriate;

                     (ii) have been duly authorized by all necessary corporate, partnership or trust action, as appropriate, including, without limitation, the consent of stockholders and general and/or limited partners where required;

                     (iii) do not and will not (A) contravene any Loan Party's or any of its Subsidiaries' or Eligible Joint Ventures' respective declaration of trust, certificate of incorporation or formation or by-laws, regulations, partnership agreement or other comparable governing documents, (B) violate any other applicable Requirement of Law (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System), or any order or decree of any Governmental Authority or arbitrator, (C) conflict with or result in the breach of, or constitute a default under, or result in or permit the termination or acceleration of, any material Contractual Obligation of any Loan Party or any of its Subsidiaries or Eligible Joint Ventures, or (D) result in the creation or imposition of any Lien upon any of the property of any Loan Party or any of its Subsidiaries or Eligible Joint Ventures other than as contemplated under the Loan Documents; and

                     (iv) do not require the consent of, authorization by, approval of, notice to, or filing or registration with, any Governmental Authority or any other Person, other than those which have been obtained or made and copies of which have been or will be delivered to the Administrative Agent pursuant to Section 3.1, and each of which on the Effective Date will be in full force and effect.

                  (b) This Agreement has been, and each of the other Loan Documents has been, or will have been upon delivery thereof pursuant to Section 3.1, duly executed and delivered by each Loan Party thereto. This Agreement is, and the other Loan Documents are or will be, when delivered hereunder, the legal, valid and binding obligation of each Loan Party thereto, enforceable against it in accordance with its terms except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforcement of creditor's rights and remedies generally.

                  4.3. Taxes. All federal, state, local and foreign tax returns, reports and statements (collectively, the "Tax Returns") required to be filed by the Borrower or any of its Tax Affiliates have been filed with the appropriate governmental agencies in all jurisdictions in which such Tax Returns, are required to be filed, all such Tax Returns are true and correct in all material respects, and all taxes, charges and other impositions due and payable have been timely paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof, except where contested in good faith and by appropriate proceedings if (i) adequate reserves therefor have been established on the books of the Borrower or such Tax Affiliate in conformity with GAAP and (ii) all such non-payments in the aggregate have no Material Adverse Effect. Proper and accurate amounts have been withheld by the Borrower and each of its respective Tax Affiliates from their respective employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective Governmental Authorities. None of the Borrower or any of its Tax Affiliates has (i) executed or filed with the IRS any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any charges; (ii) agreed or been requested to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise; or (iii) any obligation under any written tax sharing agreement.

                  4.4. Full Disclosure. No written statement prepared or furnished by or on behalf of any Loan Party or any of its Affiliates in connection with any of the Loan Documents or the consummation of the transactions contemplated thereby, and no financial statement delivered pursuant hereto or thereto, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

                  4.5. Financial Matters. (a) The consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 1998, and the related consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, audited by PricewaterhouseCoopers LLP, and the consolidated balance sheets of the Borrower and its Subsidiaries as at December 31, 1998, and the related consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for the twelve months then ended, certified by the chief financial officer of the Borrower, copies of which have been furnished to each Lender, fairly present, subject, in the case of said balance sheets as at December 31, 1998, and said statements of income, retained earnings and cash flows for the twelve months then ended, to year-end audit adjustments, the consolidated financial condition of the Borrower and its Subsidiaries as at such dates and the consolidated results of the operations of the Borrower and its Subsidiaries for the period ended on such dates, all in conformity with GAAP.

                  (b) Since December 31, 1998, there has been no Material Adverse Change and there have been no events or developments that in the aggregate have had a Material Adverse Effect. (c) Neither the Borrower nor any of its Subsidiaries had at December 31, 1998 any material obligation, contingent liability or liability for taxes, long-term leases or unusual forward or long-term commitment which is not reflected in the balance sheet at such date referred to in subsection (a) above or in the notes thereto.

                  (d) The Projections that have been delivered to each Lender, were prepared on the basis of the assumptions expressed therein, which assumptions the Borrower believed to be reasonable based on the information available to the Borrower at the time so furnished and on the Closing Date.

                  (e) The Borrower is, and on a consolidated basis the Borrower and its Subsidiaries are, Solvent.

                  4.6. Litigation. There are no pending or, to the knowledge of the Borrower, threatened actions, investigations or proceedings affecting the Borrower, any of its Subsidiaries or Eligible Joint Ventures, or (to the best knowledge of the Borrower) any Operating Lessee or any of their respective properties or revenues before any court, Governmental Authority or arbitrator, other than those that in the aggregate, if adversely determined, would have no Material Adverse Effect. The performance of any action by (a) any Loan Party required or contemplated by any of the Loan Documents or (b) any Operator required or contemplated by any Operating Lease or Management Agreement is not, to the best knowledge of the Borrower, restrained or enjoined (either temporarily, preliminarily or permanently), and, to the best knowledge of the Borrower, no material adverse condition has been imposed by any Governmental Authority or arbitrator upon any of the foregoing transactions contemplated by the aforementioned documents.

                  4.7. Margin Regulations. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

                  4.8. Ownership of Borrower and DJONT; Subsidiaries. (a) The authorized capital stock of FelCor consists of (i) as of the date hereof 200,000,000 shares of common stock, $.01 par value per share, of which 68,062,887 shares are issued and outstanding as of the date hereof, and (ii) as of the date hereof 20,000,000 shares of preferred stock, $.01 par value per share, of which 6,050,000 shares, designated as $1.95 Series A Cumulative Convertible Preferred Stock, $25.00 per share liquidation preference, and 57,500 shares designated as 9% Series B Cumulative Redeemable Preferred Stock, $2,500.00 per share liquidation preference (and represented by 5,750,000 Depository Shares, each representing a 1/100 interest in such preferred stock) are outstanding as of the date hereof. All of the outstanding capital stock of FelCor has been validly issued, is fully paid and non-assessable.

                  (b) FelCor is the sole general partner of FelCor LP and, as of the date hereof, owns beneficially and of record 1% of the partnership interests of FelCor LP free and clear of all Liens. FelCor is the sole member and sole equity owner of FelCor Nevada Holdings, L.L.C., which owns beneficially and of record 94.8% of the partnership interests of FelCor LP.

                  (c) There are no outstanding classes of voting membership interests of DJONT other than the Class A membership interests. As of the date hereof Hervey A. Feldman and Thomas J. Corcoran, Jr. own, beneficially, all of the voting Class A membership interests in DJONT, free and clear of all Liens.

                  (d) Set forth on Schedule 4.8 hereto is a complete and accurate list showing, as of the Effective Date, all Subsidiaries and Unconsolidated Entities of the Borrower and, as to each such Subsidiary and Unconsolidated Entity, the jurisdiction of its formation and the percentage of the outstanding Stock of each class owned (directly or indirectly) by the Borrower. No Stock of any Subsidiary or Unconsolidated Entity of the

Borrower is subject to any outstanding option, warrant, right of conversion or purchase or any similar right other than certain rights of first refusal contained in partnership agreements to which the Borrower or a Subsidiary is a party. All of the outstanding capital Stock of each such Subsidiary and Unconsolidated Entity owned by the Borrower has been validly issued, is fully paid and (except for partnership interests) non-assessable, and all outstanding capital Stock of its Subsidiaries and Unconsolidated Entities owned by the Borrower is free and clear of all Liens. Neither the Borrower nor any such Subsidiary or Unconsolidated Entity is a party to, or has knowledge of, any agreement restricting the transfer or hypothecation of any shares of Stock of any such Subsidiary or Unconsolidated Entity, other than those imposed by Requirements of Law, or the Loan Documents; provided that mortgage loan agreements executed by certain single purpose entities which do not constitute Collateral under the Pledge Agreement may contain such restrictions.

                  4.9. ERISA. (a) There are no Multiemployer Plans.

                  (b) Each Plan and any related trust intended to qualify under Code Section 401 or 501 has been determined by the IRS to be so qualified and to the best knowledge of the Borrower nothing has occurred which would cause the loss of such qualification.

                  (c) None of the Borrower, any of its Subsidiaries or any ERISA Affiliate, with respect to any Pension Plan, has failed to make any contribution or pay any amount due as required by Section 412 of the Code or Section 302 of ERISA or the terms of any such plan, and all required contributions and benefits have been paid in accordance with the provisions of each such plan.

                  (d) There are no pending or, to the knowledge of the Borrower, threatened claims, actions or proceedings (other than claims for benefits in the normal course), relating to any Plan other than those that in the aggregate, if adversely determined, would have no Material Adverse Effect.

                  (e) No Pension Plan has any unfunded accrued benefit liabilities, as determined by using reasonable actuarial assumptions utilized by such plan's actuary for funding purposes. Within the last five years none of the Borrower, any of its Subsidiaries or any ERISA Affiliate has caused a Pension Plan with any such liabilities to be transferred outside of its "controlled group" (within the meaning of Section 4001(a)(14) of ERISA).

                  (f) No Plan provides for continuing health, disability, accident or death benefits or coverage for any participant or his or her beneficiary after such participant's termination of employment (except as may be required by Section 4980B of the Code and at the sole expense of the participant or the beneficiary) which would result in the aggregate under all Plans in a liability in an amount which would have a Material Adverse Effect.

                  (g) None of the assets of any of the Loan Parties are subject to Title I of ERISA because they consist of "plan assets" within the meaning of DOL Regulation Section 2510.3-101 by reason of an equity investment in any of the Loan Parties.

                  4.10. Indebtedness. Except as disclosed on Schedule 4.10, as of the date hereof, none of the Borrower or any of its Subsidiaries or Unconsolidated Entities has any Indebtedness.

                  4.11. Restricted Payments. From and after the Closing Date, the Borrower has not declared or made any Restricted Payments (other than those permitted pursuant to Section 7.4).

                  4.12. No Burdensome Restrictions; No Defaults. (a) No Loan Party nor any of its Subsidiaries or Eligible Joint Ventures (i) is a party to any Contractual Obligation the compliance with which would have a Material Adverse Effect or the performance of which by any thereof, either unconditionally or upon the happening of an event, will result in the creation of a Lien on the property or assets of any such Loan Party or its Subsidiaries, or (ii) is subject to any charter or corporate restriction which has a Material Adverse Effect.

                  (b) No Loan Party or Subsidiary or Eligible Joint Venture of any Loan Party is in default under or with respect to any Contractual Obligation owed by it and, to the knowledge of the Borrower, no other party is in default under or with respect to any Contractual Obligation owed to any Loan Party or to any Subsidiary or Eligible Joint Venture of a Loan Party, other than those defaults which in the aggregate have no Material Adverse Effect.

                  (c) No Event of Default or Default has occurred and is continuing.

                  (d) There is no Requirement of Law the compliance with which by any Loan Party would have a Material Adverse Effect.

                  (e) As of the date hereof, no Subsidiary or Eligible Joint Venture of the Borrower is subject to any Contractual Obligation (other than as set forth in the governing documents thereof) restricting or limiting its ability to transfer its assets to the Borrower or to declare or make any dividend payment or other distribution on account of any shares of any class of its Stock or its ability to purchase, redeem, or otherwise acquire for value or make any payment in respect of any such shares or any shareholder rights.

                  4.13. Investments. Except as disclosed on Schedule 4.8 or 4.13, the Borrower and its Subsidiaries, considered as a single enterprise, is not engaged in any joint venture or partnership with any other Person nor does it maintain any Investment, as of the date hereof.

                  4.14. Government Regulation. Neither the Borrower nor any of its Subsidiaries or Eligible Joint Ventures is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended, or subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, or any other federal or state statute or regulation such that its ability to incur Indebtedness is limited, or its ability to consummate the transactions contemplated hereby or by any other Loan Document, or the exercise by the Administrative Agent or any Lender of rights and remedies hereunder or thereunder, is impaired. The making of the Loans by the Lenders, the application of the proceeds and repayment thereof by the Borrower and the consummation of the transactions contemplated by the Loan Documents will not cause the Borrower or any of its Subsidiaries or Eligible Joint Ventures to violate any provision of any of the foregoing or any rule, regulation or order issued by the Securities and Exchange Commission thereunder.

                  4.15. Insurance. All policies of insurance of any kind or nature owned by or issued to or for the benefit of any Loan Party or any of its Subsidiaries or Eligible Joint Ventures, or issued in respect of any real property owned or leased by the Borrower or any of its Subsidiaries or Eligible Joint Ventures including, without limitation, policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation and employee health and welfare insurance, are in full force and effect and are of a nature and provide such coverage as is sufficient and as is customarily carried by companies of the size and character of such Person. No Loan Party or any of its Subsidiaries or Eligible Joint Ventures has been refused insurance for which it applied or had any policy of insurance terminated (other than at its request).

                  4.16. Labor Matters. (a) There are no strikes, work stoppages, slowdowns or lockouts pending or threatened against or involving the Borrower or its Subsidiaries or their respective Hotels, other than those which in the aggregate have no Material Adverse Effect.

                  (b) There are no unfair labor practice charges, arbitrations or grievances pending against or involving, or to the knowledge of the Borrower threatened against or involving the Borrower or its Subsidiaries or Eligible Joint Ventures, other than those which, in the aggregate, if resolved adversely to the Borrower or such Subsidiary or Eligible Joint Venture, would have no Material Adverse Effect.

                  (c) As of the Effective Date, neither the Borrower nor any of its Subsidiaries or Eligible Joint Ventures are parties to, or have any obligations under, any collective bargaining agreement.

                  (d) There is no organizing activity involving the Borrower or any of its Subsidiaries or Eligible Joint Ventures pending or, to the Borrower's knowledge, threatened by any labor union or group of employees, other than those which in the aggregate have no Material Adverse Effect. There are no representation proceedings pending or, to the Borrower's knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of the Borrower or any of its Subsidiaries or Eligible Joint Ventures have made a pending demand for recognition, other than those which in the aggregate have no Material Adverse Effect.

                  4.17. Force Majeure. Neither the business nor the properties of any Loan Party or any of their respective Subsidiaries or Eligible Joint Ventures are currently suffering from the effects of any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), other than those which in the aggregate have no Material Adverse Effect.

                  4.18. Use of Proceeds. The entire proceeds of the Loans will be applied by the Borrower solely to the indebtedness incurred under the Credit Agreement as follows: (a) first, to repay in whole the aggregate Term Loans (as defined in the Credit Agreement), (b) second, to reduce the aggregate outstanding principal amount of the Revolving Credit Loans (as defined in the Credit Agreement), and (c) third, to the extent any proceeds are remaining, to pay any unpaid fees and expenses owed to the Administrative Agent or the Lenders.

                  4.19. Environmental Protection. Except as disclosed on
Schedule 4.19 (and the Borrower represents and warrants to the Lenders and the Administrative Agent that the matters disclosed in the reports identified on
Schedule 4.19 would not reasonably be expected to have a Material Adverse
Effect):

                  (a) to the best knowledge of Borrower and its Subsidiaries, all real property leased or owned by the Borrower or any of its Subsidiaries or Eligible Joint Ventures is free from contamination by any Hazardous Material which could reasonably be expected to subject the Borrower or any of its Subsidiaries to Environmental Liabilities and Costs of $5,000,000 or more;

                  (b) the operations of the Borrower and each of its Subsidiaries or Eligible Joint Ventures, and the operations at any real property leased or owned by the Borrower or any of its Subsidiaries or Eligible Joint Ventures are in material compliance in all respects with all applicable Environmental Laws;

                  (c) neither the Borrower nor any of its Subsidiaries or Eligible Joint Ventures have liabilities with respect to Hazardous Materials and, to the best knowledge of the Borrower and its Subsidiaries, no facts or circumstances exist which could give rise to liabilities with respect to Hazardous Materials which could reasonably be expected to subject the Borrower or any of its Subsidiaries to Environmental Liabilities and Costs of $5,000,000 or more;

                  (d) (i) the Borrower and its Subsidiaries and Eligible Joint Ventures and all real property owned or leased by the Borrower or its Subsidiaries and Eligible Joint Ventures have all Environmental Permits necessary for the operations at such real property and are in material compliance with such Environmental Permits, (ii) there are no Legal Proceedings pending nor, to the best knowledge of the Borrower and its Subsidiaries, threatened to revoke, or alleging the violation of, such Environmental Permits, and (iii) neither the Borrower nor any of its Subsidiaries or Eligible Joint Ventures or to the best knowledge of the Borrower and its Subsidiaries the Operators have received any notice from any source to the effect that there is lacking any

Environmental Permit required in connection with the current use or operation of any property leased or owned by the Borrower or any of its Subsidiaries or Eligible Joint Ventures;

                  (e) neither the Borrower's nor any of its Subsidiaries' or Eligible Joint Ventures' current facilities and operations, nor, to the best knowledge of the Borrower and its Subsidiaries, any Operator, any predecessor of the Borrower or any of its Subsidiaries or Eligible Joint Ventures, nor any of the Borrower's or its Subsidiaries' or Eligible Joint Ventures' past facilities and operations, nor to the best knowledge of the Borrower and its Subsidiaries, any owner of premises leased or operated by the Borrower and its Subsidiaries and Eligible Joint Ventures, are subject to any outstanding written Order or Contractual Obligation, including Environmental Liens, with any Governmental Authority or other Person, or to any federal, state, local, foreign or territorial investigation respecting (i) Environmental Laws, (ii) Remedial Action, (iii) any Environmental Claim, or (iv) the Release or threatened Release of any Hazardous Material;

                  (f) neither the Borrower nor any of its Subsidiaries or Eligible Joint Ventures or, to the best knowledge of the Borrower and its Subsidiaries, Operators are subject to any pending Legal Proceeding alleging the violation of any Environmental Law with respect to a Hotel nor, to the best knowledge of the Borrower and its Subsidiaries, are any such proceedings threatened;

                  (g) neither the Borrower nor any of its Subsidiaries or Eligible Joint Ventures nor, to the best knowledge of the Borrower and its Subsidiaries, any Operators or predecessor of the Borrower or any of its Subsidiaries or Eligible Joint Ventures, nor to the best knowledge of the Borrower and its Subsidiaries any owner of premises leased by the Borrower or any of its Subsidiaries or Eligible Joint Ventures, have filed any notice under federal, state or local, territorial or foreign law indicating past or present treatment, storage, or disposal of or reporting a Release of Hazardous Material into the environment;

                  (h) none of the operations of the Borrower or any of its Subsidiaries or Eligible Joint Ventures or, to the best knowledge of the Borrower and its Subsidiaries, of any Operators or predecessor of the Borrower or any of its Subsidiaries or Eligible Joint Ventures, or, to the best knowledge of the Borrower and its Subsidiaries, of any owner of premises leased by the Borrower or any of its Subsidiaries or Eligible Joint Ventures, involve or previously involved the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Part 261.3 (in effect as of the date of this Agreement) or any state, local, territorial or foreign equivalent; and

                  (i) there is not now, nor to the best knowledge of the Borrower and its Subsidiaries, has there been in the past, on, in or under any real property leased or owned by the Borrower or any of its Subsidiaries or Eligible Joint Ventures, to the best knowledge of the Borrower and its Subsidiaries or any of their predecessors (i) any underground storage tanks or surface tanks, dikes or impoundments (other than for surface water), (ii) any friable asbestos-containing materials, (iii) any polychlorinated biphenyls, or (iv) any radioactive substances other than naturally-occurring radioactive material.

                  4.20. Contractual Obligations Concerning Assets. As of the date hereof, neither the Borrower nor any of its Subsidiaries owns or holds, or is obligated under or a party to, any option, right of first refusal, or other contractual right to purchase or acquire, or any Contractual Obligation to effect an Asset Sale of, any Hotel owned or leased by the Borrower or any of its Subsidiaries, except those that in the aggregate would not have a Material Adverse Effect whether or not exercised.

                  4.21. Intellectual Property. The Loan Parties and their Subsidiaries and Eligible Joint Ventures or the Operating Lessee own or license or otherwise have the right to use all material licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, copyright applications, franchises, authorizations and other intellectual property rights that are necessary for the operations of their respective businesses, without infringement upon or conflict with the rights of any other Person with respect thereto, including, without limitation, the Licenses and all trade names associated with any private label brands of any Loan Party or any of its Subsidiaries or Eligible Joint Ventures. To the best knowledge of the Borrower, no material slogan or other advertising device, product, process, method, substance, part or component, or other material now employed, or now contemplated to be employed, by any Loan Party or any of their respective Subsidiaries or Eligible Joint Ventures or the Operating Lessee infringes upon or conflicts with any rights owned by any other Person, and no claim or litigation regarding any of the foregoing is pending or threatened.

                  4.22. Title. (a) Each Loan Party and their respective Subsidiaries and Eligible Joint Ventures own good and marketable fee simple absolute title to all of the Real Estate purported to be owned by them, which Real Estate is at the date hereof described in Schedule 4.22(a), and good and marketable title to, or valid leasehold interests in, all other properties and assets purported to be leased by any Loan Party or any of their respective Subsidiaries or Eligible Joint Ventures, including, without limitation, valid leasehold interests pursuant to the Leases and all property reflected in the balance sheet referred to in Section 4.5(a). Each Loan Party and its respective Subsidiaries or Eligible Joint Ventures received all deeds, assignments, waivers, consents, non-disturbance and recognition or similar agreements, bills of sale and other documents, and have duly effected all recordings, filings and other actions necessary to establish, protect and perfect such Loan Party's and their respective Subsidiaries' or Eligible Joint Ventures' right, title and interest in and to all such property except for such documents or actions the failure to obtain or accomplish which would not have a Material Adverse Effect.

                  (b) All material real property leased at the date hereof by the Borrower or any of their respective Subsidiaries or Eligible Joint Ventures is listed on Schedule 4.22(b). Each of such leases is valid and enforceable in accordance with its terms and is in full force and effect. The Borrower has delivered to the Administrative Agent true and complete copies of each of such leases and all documents affecting the rights or obligations of the Borrower or any of its Subsidiaries or Eligible Joint Ventures which is a party thereto, including, without limitation, any non-disturbance and recognition agreements, subordination agreements, attornment agreements and agreements regarding the term or rental of any of the leases. None of the Borrower or any of its respective Subsidiaries or Eligible Joint Ventures nor, to the knowledge of the Borrower, any other party to any such lease is in default of its obligations thereunder or has delivered or received any notice of default under any such lease, nor has any event occurred which, with the giving of notice, the passage of time or both, would constitute a default under any such lease, except for defaults which in the aggregate have no Material Adverse Effect.

                  (c) All components of all improvements included within the Hotels owned or leased, as lessee, by any Loan Party or Eligible Joint Venture (collectively, "Improvements"), including, without limitation, the roofs and structural elements thereof and the heating, ventilation, air conditioning, plumbing, electrical, mechanical, sewer, waste water, storm water, paving and parking equipment, systems and facilities included therein, are in good working order and repair, subject to such exceptions which are not reasonably likely to have, in the aggregate, a Material Adverse Effect. All water, gas, electrical, steam, compressed air, telecommunication, sanitary and storm sewage lines and systems and other similar systems serving the Hotels owned or leased by any Loan Party or any of their respective Subsidiaries or Eligible Joint Ventures are installed and operating and are sufficient to enable the real property owned or leased by any Loan Party and their respective Subsidiaries or Eligible Joint Ventures to continue to be used and operated in the manner currently being used and operated, and no Loan Party or any of its Subsidiaries or Eligible Joint Ventures has any knowledge of any factor or condition that reasonably could be expected to result in the termination or material impairment of the furnishing thereof. No Improvement or portion thereof is dependent for its access, operation or utility on any land, building or other Improvement not included in the real property owned or leased by any Loan Party or any of its Subsidiaries or Eligible Joint Ventures other than for access provided pursuant to a recorded easement or other right of way establishing the right of such access.

                  (d) All Permits required to have been issued or appropriate to enable all real property owned or leased by any Loan Party or any of its Subsidiaries or Eligible Joint Ventures to be lawfully occupied and used for all of the purposes for which they are currently occupied and used have been lawfully issued and are in full force and effect, other than those which in the aggregate have no Material Adverse Effect.

                  (e) No Loan Party or any of its Subsidiaries or Eligible Joint Ventures has received any notice, or has any knowledge, of any pending, threatened or contemplated condemnation proceeding affecting any real property owned or leased by any Loan Party or any of its Subsidiaries or Eligible Joint Ventures or any part thereof, or any proposed termination or impairment of any parking at any such owned or leased real property or of any sale or other disposition of any real property owned or leased by any Loan Party or any of its Subsidiaries or Eligible Joint Ventures or any part thereof in lieu of condemnation, which in the aggregate, are reasonably likely to have a Material Adverse Effect.

                  (f) Except for events or conditions not reasonably likely to have, in the aggregate, a Material Adverse Effect, (i) no portion of any real property owned or leased by any Loan Party or any of its Subsidiaries or Eligible Joint Ventures has suffered any material damage by fire or other casualty loss which has not heretofore been completely repaired and restored to its condition prior to such casualty, and (ii) no portion of any real property owned or leased by any Loan Party or any of its Subsidiaries or Eligible Joint Ventures is located in a special flood hazard area as designated by any Federal Governmental Authorities.

                  4.23. Status as REIT. The Borrower is organized in conformity with the requirements for qualification as an equity-oriented real estate investment trust under the Code. Borrower has met all of the requirements for qualification as an equity-oriented real estate investment trust under the Code for its Fiscal Year ended December 31, 1998. The Borrower is in a position to qualify for its current Fiscal Year as a real estate investment trust under the Code and its proposed methods of operation will enable it to so qualify.

                  4.24. Operator: Compliance with Law. To the best knowledge of the Borrower and its Subsidiaries, each Operator (i) has full power and authority and the legal right to own, lease (or sublease), manage and operate (as applicable) the properties it operates and to conduct the business in which it is currently engaged with respect to any real property owned or leased by the Borrower or any of its Subsidiaries or Eligible Joint Ventures, (ii) is duly qualified or licensed and is in good standing under the laws of each jurisdiction where its ownership, lease (or sublease), management or operation of any real property owned or leased by the Borrower or any of its Subsidiaries or Eligible Joint Ventures requires such qualification, and (iii) is in compliance with all Requirements of Law applicable to the real property owned or leased by the Borrower or any of its Subsidiaries or Eligible Joint Ventures, or applicable to the operation or management thereof except to the extent that the failure to comply therewith is not reasonably likely to have, in the aggregate, a Material Adverse Effect.

                  4.25. Operating Leases, Licenses and Management Agreement. (a) Each of the Hotels (i) is leased to an Operating Lessee under an Operating Lease
(ii) is the subject of a License, and (iii) is managed and operated for the Operating Lessee pursuant to a Management Agreement except to the extent that the aggregate value of any Hotels owned or leased by the Borrower (directly or indirectly) which are not leased to an Operating Lessee, managed by a Manager, and operated pursuant to and with the benefit of a License does not exceed 10% of Total Value.

                  (b) Each of the Operating Leases, Licenses and Management Agreements in respect of the Hotels (i) is in full force and effect, (ii) is a legally valid and binding obligation of each of the parties thereto, subject to such exceptions which are not reasonably likely to have, in the aggregate, a Material Adverse Effect, and (iii) has not been modified, amended or supplemented in any material or adverse way. Neither the Borrower nor any of its Subsidiaries or Eligible Joint Ventures has collected any rents becoming due under any Operating Lease more than 30 days in advance. All rent and other sums and charges payable by any Operating Lessee under each Operating Lease to which it is a party are current, no notice of default or termination under any such Operating Lease is outstanding, no termination event or condition or uncured default on the part of the Operating Lessee exists under any Operating Lease, and no event of default has occurred which, with the giving of notice or the lapse of time or both, would constitute such a default or termination event or condition or uncured default on the part of the Borrower or its Subsidiaries or Eligible Joint Ventures or the Operators (as the case may be), subject to such exceptions which are not reasonably likely to have, in the aggregate, a Material Adverse Effect. As to all of the Leases, Borrower and each of its Subsidiaries or Eligible Joint Ventures has performed all of its repair and maintenance obligations (if any) and, to the best knowledge and belief of Borrower, each Operating Lessee under each Operating Lease to which it is a party has performed all of its repair and maintenance obligations, subject to such exceptions which are not reasonably likely to have, in the aggregate, a Material Adverse Effect.

                  4.26. FF&E Reserves. An FF&E Reserve has been established in respect of each of the Hotels and the Borrower or its Subsidiaries or Eligible Joint Ventures have made contributions to such FF&E Reserve as required by the terms of the Operating Lease and/or the Management Agreement relating thereto.

                  4.27. Year 2000 Compliance. Any reprogramming required to permit the proper functioning, in and following the year 2000, of (i) the Borrower's computer systems and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which Borrower's systems interface) and the testing of all such systems and equipment, as so reprogrammed, has been completed. The cost to the Borrower of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Borrower (including, without limitation, reprogramming errors and the failure of others' systems or equipment) will not result in a Default or a Material Adverse Effect. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Borrower and its Subsidiaries are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient to permit the Borrower to conduct its business without the occurrence of a Material Adverse Effect.

                                   Article V

                               FINANCIAL COVENANTS

                  As long as any of the Obligations remain outstanding, unless the requisite Lenders specified in Section 10.1 otherwise consent in writing, the Borrower agrees with the Lenders and the Administrative Agent that:

                  5.1. Unsecured Interest Expense Coverage. The Borrower shall maintain at the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending on March 31, 1999, a ratio of (a) Unencumbered NOI to (b) Unsecured Interest Expense, in each case determined on the basis of the four (4) Fiscal Quarters ending on the date of determination, of not less than 2.5:1.0.

                  5.2. Fixed Charge Coverage Ratio. The Borrower shall maintain at the end of each Fiscal Quarter commencing with the Fiscal Quarter ending on March 31, 1999, a ratio of (a) Adjusted EBITDA to (b) Fixed Charges, in each case determined on the basis of the four (4) Fiscal Quarters ending on the date of determination, of not less than 2.0:1.0.

                  5.3. Maintenance of Tangible Net Worth. The Borrower shall maintain during each Fiscal Quarter a Tangible Net Worth of not less than the Minimum Tangible Net Worth.

                  5.4. Limitations on Total Indebtedness. The Borrower shall not, during each Fiscal Quarter on a consolidated basis, permit the Total Indebtedness (including, without limitation, the Obligations and all Capitalized Lease Obligations) of the Borrower for borrowed money to exceed 50% of Total Value.

                  5.5. Limitations on Total Secured Indebtedness. The Borrower shall not, during each Fiscal Quarter on a consolidated basis, permit the Total Secured Indebtedness (including, without limitation, Capitalized Lease Obligations) of the Borrower, to exceed (x) prior to and including June 30, 1999, 30% of Total Value and (y) after June 30, 1999, 25% of Total Value.

                  5.6. Adjusted NOI and Hotels. The Borrower shall ensure that at the end of each Fiscal Quarter commencing with the Fiscal Quarter ending on March 31, 1999 at least 50% of the aggregate Adjusted NOI generated by all Hotels during the preceding four (4) Fiscal Quarters shall be generated by Hotels wholly owned or leased by the Borrower or its wholly-owned Subsidiaries, provided that, for Hotels owned or leased for less than four (4) Fiscal Quarters only the Adjusted NOI generated by such Hotels since the date of acquisition of such Hotel shall be included in calculating such aggregate Adjusted NOI.

                  5.7. Limitations on Recourse Secured Indebtedness. The Borrower shall not, during each Fiscal Quarter on a consolidated basis, permit the Recourse Secured Indebtedness (including, without limitation, Capitalized Lease Obligations) of the Borrower, to exceed the lesser of (x) 7.5% of Total Value and (y) $200,000,000.00.



                                   Article VI

                              AFFIRMATIVE COVENANTS

                  As long as any of the Obligations remain outstanding, unless the Majority Lenders otherwise consent in writing, the Borrower agrees with the Lenders and the Administrative Agent that:

                  6.1. Compliance with Laws, Etc. The Borrower shall comply, and shall cause each of its Subsidiaries and Eligible Joint Ventures to comply, in all material respects with all Requirements of Law, Contractual Obligations, commitments, instruments, licenses, permits and franchises, including, without limitation, all Permits; provided, however, that the Borrower shall not be deemed in default of this Section 6.1 if all such non-compliances in the aggregate have no Material Adverse Effect.

                  6.2. Conduct of Business. The Borrower shall (a) conduct, and shall cause each of its Subsidiaries and Eligible Joint Ventures to conduct, its business in the ordinary course and consistent with past practice; (b) use, and cause each of its Subsidiaries and Eligible Joint Ventures to use, its reasonable efforts, in the ordinary course and consistent with past practice, to
(i) preserve its business and the goodwill and business of the customers, advertisers, suppliers and others having business relations with the Borrower or any of its Subsidiaries or Eligible Joint Ventures, and (ii) keep available the services and goodwill of its present employees; (c) preserve, and cause each of its Subsidiaries and Eligible Joint Ventures to preserve, all registered patents, trademarks, trade names, copyrights and service marks with respect to its business; and (d) perform and observe, and cause each of its Subsidiaries and Eligible Joint Ventures to perform and observe, all the terms, covenants and conditions required to be performed and observed by it under its Contractual Obligations (including, without limitation, to pay all rent and other charges payable under any lease and all debts and other obligations as the same become due), and do, and cause its Subsidiaries and Eligible Joint Ventures to do, all things necessary to preserve and to keep unimpaired its rights under such Contractual Obligations; provided, however, that, in the case of each of clauses
(a) through (d), the Borrower shall not be deemed in default of this Section 6.2 if all such failures in the aggregate have no Material Adverse Effect.

                  6.3. Payment of Taxes, Etc. The Borrower shall pay and discharge, and shall cause each of its Subsidiaries and Eligible Joint Ventures, as appropriate, to pay and discharge, before the same shall become delinquent, all lawful governmental claims, taxes, assessments, charges and levies, except where contested in good faith, by proper proceedings, if adequate reserves therefor have been established on the books of the Borrower or the appropriate Subsidiary or Eligible Joint Venture in conformity with GAAP; provided, however, that the Borrower shall not be deemed in default of this Section 6.3 if all such non-payments in the aggregate have no Material Adverse Effect.

                  6.4. Maintenance of Insurance. The Borrower shall maintain, and shall cause each of its Subsidiaries and Eligible Joint Ventures to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks (including, without limitation, fire, extended coverage, vandalism, malicious mischief, public liability, product liability, and business interruption) as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary or Eligible Joint Venture. The Borrower will furnish to the Lenders from time to time such information as may be requested as to such insurance.

                  6.5. Preservation of Existence, Etc. The Borrower shall preserve and maintain, and shall cause each of its Subsidiaries and Eligible Joint Ventures to preserve and maintain, its corporate or partnership existence, rights (charter and statutory) and franchises, except as permitted under Section 7.5.

                  6.6. Access. The Borrower shall, at any reasonable time and from time to time, permit the Administrative Agent or any of the Lenders, or any agents or representatives thereof, at the expense of the Lenders (but such expense to be reimbursed by the Borrower in the event that any of the following reveal a material Default by the Borrower), to (a) examine and make copies of and abstracts from the records and books of account of the Borrower and each of its Subsidiaries and Eligible Joint Ventures, (b) visit the properties of the Borrower and each of its Subsidiaries and Eligible Joint Ventures, (c) discuss the affairs, finances and accounts of the Borrower and each of its Subsidiaries and Eligible Joint Ventures with any of their respective officers or directors, and (d) communicate directly with the Borrower's independent certified public accountants.

                  6.7. Keeping of Books. The Borrower shall keep, and shall cause each of its Subsidiaries and Eligible Joint Ventures to keep, proper books of record and account, in which proper entries shall be made of all financial transactions and the assets and business of the Borrower and each such Subsidiary or Eligible Joint Venture.

                  6.8. Maintenance of Properties, Etc. The Borrower shall maintain and preserve, and shall cause each of its Subsidiaries and Eligible Joint Ventures to maintain and preserve, (i) all of its properties which are used or useful or necessary in the conduct of its business in good working order and condition, and (ii) all rights, permits, licenses, approvals and privileges (including, without limitation, all Permits) which are used or useful or necessary in the conduct of its business; provided, however, that the Borrower shall not be deemed in default of this Section 6.8 if all such failures in the aggregate have no Material Adverse Effect.

                  6.9. Performance and Compliance with Other Covenants. The Borrower shall perform and comply with, and shall cause each of its Subsidiaries and Eligible Joint Ventures to perform and comply with, each of the covenants and agreements set forth in each Contractual Obligation to which it or any of its Subsidiaries or Eligible Joint Ventures is a party; provided, however, that the Borrower shall not be deemed in default of this Section 6.9 if all such failures in the aggregate have no Material Adverse Effect.

                  6.10. Application of Proceeds. The Borrower shall use the entire amount of the proceeds of the Loans as provided in Section 4.18.

                  6.11. Financial Statements. The Borrower shall furnish to the
Lenders:

                  (a) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, consolidated balance sheets of the Borrower and its Subsidiaries and the Reporting Operating Lessees and any Requested Operating Lessee as of the end of such quarter and consolidated statements of income, retained earnings and cash flow of the Borrower and its Subsidiaries and the Reporting Operating Lessees and any Requested Operating Lessee for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, all prepared in conformity with GAAP and certified by the chief financial officer of the Borrower or the chief financial officer of the Reporting Operating Lessees or a Requested Operating Lessee, as appropriate, as fairly presenting the financial condition and results of operations of the Borrower and its Subsidiaries and the Reporting Operating Lessees and any Requested Operating Lessee at such date and for such period, together with (i) a certificate of said officer stating that no Default or Event of Default has occurred and is continuing or, if a Default or an Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which the Borrower, any Reporting Operating Lessees or any Requested Operating Lessee, as appropriate, proposes to take with respect thereto, (ii) a schedule in form satisfactory to the Administrative Agent of the computations used by the Borrower or any Reporting Operating Lessee or any Requested Operating Lessee, as appropriate, in determining compliance with all financial covenants contained herein, and (iii) a written discussion and analysis by the management of the Borrower or any Reporting Operating Lessee or any Requested Operating Lessee, as appropriate, of the financial statements furnished in respect of such Fiscal Quarter;

                  (b) as soon as available and in any event within 90 days after the end of each Fiscal Year, consolidated balance sheets of the Borrower and its Subsidiaries and the Reporting Operating Lessees as of the end of such year and consolidated statements of income, retained earnings and cash flow of the Borrower and its Subsidiaries and the Reporting Operating Lessees for such Fiscal Year, all prepared in conformity with GAAP and certified, in the case of such consolidated financial statements, in a manner reasonably acceptable to the Administrative Agent without qualification as to the scope of the audit by PricewaterhouseCoopers LLP, or other independent public accountants of recognized national standing together with (i) a schedule in form satisfactory to the Administrative Agent of the computations used by the Borrower in determining, as of the end of such Fiscal Year, the Borrower's or a Reporting Operating Lessee's, as appropriate, compliance with all financial covenants contained herein, and (ii) a written discussion and analysis by the management of the Borrower or any Reporting Operating Lessee, as appropriate, of the financial statements furnished in respect of such Fiscal Year; provided, however, that for purposes of this subparagraph (b) of this paragraph 6.11 only, "Reporting Operating Lessees" shall not include Bristol.

                  (c) promptly after the same are received by the Borrower, a copy of each management letter provided to the Borrower by its independent certified public accountants which refers in whole or in part to any inadequacy, defect, problem, qualification or other lack of fully satisfactory accounting controls utilized by the Borrower or any of its Subsidiaries; and

                  (d) within 45 days after the end of each Fiscal Quarter, a Compliance Certificate as of the end of such Fiscal Quarter, executed by the Chief Financial Officer of the Borrower and if requested by the Administrative Agent, together with copies (to the extent not already delivered) of the Hotel Documents in respect of each Hotel indicated by Administrative Agent.

                  6.12. Reporting Requirements. The Borrower shall furnish to the Lenders:

                  (a) prior to any Asset Sale generating proceeds in excess of 10% of the Total Value of the Borrower, a notice (i) describing the assets being sold, (ii) stating the estimated Asset Sales proceeds in respect of such Asset Sale and (iii) accompanied by a Compliance Certificate and a certificate of the Chief Financial Officer of the Borrower stating that before and after giving effect to such Asset Sale, the Borrower shall be in compliance with all of its covenants set forth in the Loan Documents and that no Default or Event of Default will result from such Asset Sale.

                  (b) as soon as available and in any event within 90 days after the end of each Fiscal Year (or earlier if approved earlier by the Board of Directors of the Borrower), an annual budget of the Borrower and its Subsidiaries for the succeeding Fiscal Year, displaying on a quarterly basis anticipated balance sheets, forecasted Capital Expenditures, working capital requirements, revenues, net income, cash flow, EBITDA, all on a consolidated basis;

                  (c) promptly and in any event within 30 days after the Borrower, any of its Subsidiaries or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a written statement of the Chief Financial Officer or other appropriate officer of the Borrower describing such ERISA Event or waiver request and the action, if any, which the Borrower, its Subsidiaries and ERISA Affiliates propose to take with respect thereto and a copy of any notice filed by or with the PBGC or the IRS pertaining thereto;

                  (d) promptly and in any event within 10 days after receipt thereof, a copy of any adverse notice, determination letter, ruling or opinion the Borrower, any of its Subsidiaries or any ERISA Affiliate receives from the PBGC, DOL or IRS with respect to any Plan, other than those which, in the aggregate, do not have any reasonable likelihood of resulting in a Material Adverse Change;

                  (e) promptly after the commencement thereof, notice of all actions, suits and proceedings before any domestic or foreign Governmental Authority or arbitrator, affecting the Borrower or any of its Subsidiaries, except those which in the aggregate, if adversely determined, would have no Material Adverse Effect;

                  (f) promptly and in any event within two Business Days after the Borrower becomes aware of the existence of (i) any Default or Event of Default, (ii) any breach or non-performance of, or any default under, any Operating Lease, Management Agreement or any Contractual Obligation which is material to the business, prospects, operations or financial condition of the Borrower and its Subsidiaries taken as one enterprise, or (iii) any Material Adverse Change or any event, development or other circumstance which has any reasonable likelihood of causing or resulting in a Material Adverse Change, telephonic or telecopied notice in reasonable detail specifying the nature of the Default, Event of Default, breach, non-performance, default, event, development or circumstance, including, without limitation, the anticipated effect thereof, which notice shall be promptly confirmed in writing within five days;

                  (g) promptly after the sending or filing thereof, copies of all reports which the Borrower sends to its security holders generally, and copies of all reports and registration statements which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange or the National Association of Securities Dealers, Inc.;

                  (h) promptly upon the request of any Lender, through the Administrative Agent, copies of all federal tax returns and reports filed by the Borrower or any of its Subsidiaries in respect of taxes measured by income (excluding sales, use and like taxes);

                  (i) promptly and in any event within ten days of the Borrower or any Subsidiary learning of any of the following, written notice to the Administrative Agent of any of the following:

                     (i) the Release or threatened Release of any Hazardous Material on or from any property owned or leased by the Borrower of any of its Subsidiaries or Eligible Joint Ventures and any written order, notice, permit, application or other written communication or report received by the Borrower, any of its Subsidiaries or Eligible Joint Ventures in connection with or relating to any such Release or threatened Release, unless such Release or threatened Release is not reasonably likely to subject the Borrower or any of its Subsidiaries to Environmental Liabilities and Costs of $5,000,000 or more;

                     (ii) any notice or claim to the effect that the Borrower, any of its Subsidiaries or any Eligible Joint Ventures is or may be liable to any Person as a result of the Release or threatened Release of any Hazardous Material into the environment;

                     (iii) receipt by the Borrower, any of its Subsidiaries or Eligible Joint Ventures or any Operator of notification that any real or personal property of the Borrower or any of its Subsidiaries is subject to an Environmental Lien;

                     (iv) any Remedial Action taken by the Borrower or any of its Subsidiaries or Eligible Joint Ventures or any other Person on their behalf in response to any Hazardous Material on, under or about any real property owned or leased by the Borrower or any of its Subsidiaries or Eligible Joint Ventures, unless such Remedial Action is not reasonably likely to subject the Borrower or any of its Subsidiaries or Eligible Joint Ventures to Environmental Liabilities and Costs of $5,000,000 or more;

                     (v) receipt by the Borrower or any of its Subsidiaries or Eligible Joint Ventures of any notice of violation of, or knowledge by the Borrower or any of its Subsidiaries or any Eligible Joint Ventures that there exists a condition which may result in a violation by the Borrower or any of its Subsidiaries or Eligible Joint Ventures of, any Environmental Law, unless such violation is not reasonably likely to subject the Borrower or any of its Subsidiaries to Environmental Liabilities and Costs of $5,000,000 or more;

                     (vi) any proposed Capital Expenditure by the Borrower or any of its Subsidiaries or Eligible Joint Ventures intended or designed to implement any existing or additional Remedial Action, unless such expenditures are not reasonably likely to exceed $5,000,000;

                     (vii) the commencement of any judicial or administrative proceeding or investigation alleging a violation of any Environmental Law; or

                     (viii) any proposed acquisition of stock, assets or real property, or any proposed leasing of property by the Borrower, or any of its Subsidiaries or Eligible Joint Ventures, unless such action is not reasonably likely to subject the Borrower and its Subsidiaries to Environmental Liabilities and Costs to the Borrower in excess of $5,000,000;

                  (j) promptly, such additional financial and other information respecting the financial or other condition of the Borrower or any of its Subsidiaries or Eligible Joint Ventures or the Operating Lessee or the status or condition of any real property owned or leased by the Borrower or its Subsidiaries or Eligible Joint Ventures, or the operation thereof which the Borrower is entitled to or can otherwise reasonably obtain, as the Administrative Agent from time to time reasonably requests; and

                  (k) upon written request by any Lender through the Administrative Agent, a report providing an update of the status of any Environmental Claim, Remedial Action or any other issue identified in any notice or report required pursuant to this Section 6.12.

                  6.13. Leases and Operating Leases; Management Agreements and Licenses. (a) If requested by Administrative Agent, the Borrower shall provide the Administrative Agent, within 30 days of such request, with a copy of each Qualified Lease and each Operating Lease (to the extent not already delivered). The Borrower shall, and shall cause each of its Subsidiaries and Eligible Joint Ventures to, (i) comply in all material respects with all of their respective obligations under all of their respective Leases and Operating Leases now or hereafter held respectively by them with respect to real property, including, without limitation, the Leases set forth in Schedule 4.22(b); (ii) not modify, amend, cancel, extend or otherwise change in any materially adverse manner any of the terms, covenants or conditions of any such Leases or Operating Leases;
(iii) not assign any Leases or sublet any portion of the premises if such assignment or sublet would have a Material Adverse Effect; (iv) provide the Administrative Agent with a copy of each notice of default under any Lease or Operating Lease received by the Borrower or any Subsidiary or Eligible Joint Venture of the Borrower immediately upon receipt thereof and deliver to the Administrative Agent a copy of each notice of default sent by the Borrower or any Subsidiary or Eligible Joint Venture of the Borrower under any Lease or Operating Lease simultaneously with its delivery of such notice under such Lease or Operating Lease except to the extent that such defaults, in the aggregate, would not have a Material Adverse Effect; (v) notify the



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

Administrative Agent, not later than 30 days prior to the date of the expiration of the term of any Qualified Lease, of the Borrower's or any Subsidiary or Eligible Joint Venture of the Borrower's intention either to renew or to not renew any such Qualified Lease, and, if the Borrower or any Subsidiary or Eligible Joint Venture of the Borrower intends to renew such Qualified Lease, the terms and conditions of such renewal; and (vi) maintain each Operating Lease in full force and effect and enforce the obligations of the Operating Lessee thereunder, in a timely manner except to the extent that the failure to do so, in the aggregate, would not have a Material Adverse Effect.

                  (b) The Borrower shall take all actions and do all things within its power or control necessary or required to cause each Operating Lessee to (i) keep, observe, comply with and perform all of the terms, provisions, covenants and undertakings on its part required by each Operating Lease, each License, each sublease and Management Agreement relating to any Hotel, and (ii) to enforce the provisions of each License and each Management Agreement, if the failure to comply or enforce such agreements would be reasonably likely, in the aggregate, to have a Material Adverse Effect.

                  6.14. Employee Plans. For each Plan and any related trust hereafter adopted or maintained by a Loan Party or any of its ERISA Affiliates intended to qualify under Code Section 125, 401 or 501, the Borrower shall (i) seek, and cause such of its ERISA Affiliates to seek, and receive determination letters from the IRS to the effect that such plan is so qualified; and (ii) cause such plan to be so qualified.

                  6.15. Fiscal Year. The Borrower shall maintain as its Fiscal Year the twelve month period ending on December 31 of each year.

                  6.16. Environmental Matters. (a) The Borrower shall comply and shall cause each of its Subsidiaries and Eligible Joint Ventures and each property owned or leased by such parties to comply in all material respects with all applicable Environmental Laws currently or hereafter in effect.

                  (b) If Administrative Agent or Lenders at any time have a reasonable basis to believe that there may be a material violation of any Environmental Law by the Borrower or any of its Subsidiaries and Eligible Joint Ventures or any Operator related to any real property owned or leased by the Borrower or any of its Subsidiaries and Eligible Joint Ventures, or real property adjacent to such real property, then the Borrower agrees, upon request from the Administrative Agent, to provide the Administrative Agent, at the Borrower's expense, with such reports, certificates, engineering studies or other written material or data as the Administrative Agent or Lenders may reasonably require so as to reasonably satisfy the Administrative Agent and Lenders that the Borrower or such Subsidiary, Eligible Joint Venture or real property owned or leased by them is in material compliance with all applicable Environmental Laws. Furthermore, Administrative Agent shall have the right to inspect during normal business hours any real property owned or leased by the Borrower or any of its Subsidiaries or Eligible Joint Ventures if at any time Administrative Agent or Lenders have a reasonable basis to believe that there may be such a material violation of Environmental Law.

                  (c) The Borrower shall, and shall cause each of its Subsidiaries and Eligible Joint Ventures and each Operating Lessee to, take such Remedial Action or other action as required by Environmental Laws, as any Governmental Authority requires, except to the extent contested in good faith and by proper proceedings, or as is appropriate and consistent with good business practice.

                  6.17. REIT Requirements. The Borrower shall operate its business at all times so as to satisfy all requirements necessary to qualify as an equity-oriented real estate investment trust under Sections 856 through 860 of the Code. The Borrower will maintain adequate records so as to comply with all record-keeping requirements relating to the qualification of the Borrower as an equity-oriented real estate investment trust as required by the Code and applicable regulations of the Department of the Treasury promulgated thereunder and will properly prepare and timely file with the IRS all returns and reports required thereby. The Borrower will request from its shareholders all shareholder information required by the Code and applicable regulations of the Department of Treasury promulgated thereunder.

                  6.18. Maintenance of FF&E Reserves. The Borrower shall cause to be maintained the FF&E Reserves pursuant to the terms of the Operating Leases.

                  6.19. Further Assurances. At any time upon the request of the Administrative Agent, the Borrower will, promptly and at its expense, execute, acknowledge and deliver such further documents and do such other acts and things as the Administrative Agent may reasonably request to evidence the Loans made hereunder and interest thereon in accordance with the terms of this Agreement;

                  6.20. Unencumbered Hotel Properties/Financial Covenant Imbalance. (a) The Borrower shall promptly notify the Administrative Agent in writing in the event that at any time the Borrower or any of its Subsidiaries receives or otherwise gains knowledge that (i) any Hotel included in the calculation of a prior Compliance Certificate as an Unencumbered Hotel Property, ceases, for any reason whatsoever, to be an Unencumbered Hotel Property or (ii) a Financial Covenant Imbalance exists, and the amount of the Loans which must be repaid to cure such Financial Covenant Imbalance.

                  (b) The Administrative Agent, at the expense of the Lenders, which expense shall not exceed $10,000 without the consent of the Majority Lenders (but such expense to be reimbursed by the Borrower in the event that a Hotel fails to meet requirements for an Unencumbered Hotel Property in any material respect) may make physical and other verifications of any Hotels included as Unencumbered Hotel Properties in any reasonable manner and through any medium that the Administrative Agent considers advisable, and the Borrower shall furnish all such assistance and information as the Administrative Agent may require in connection therewith.

                  6.21. Hotel Documents. Within 30 days of Administrative Agent's request, Borrower shall deliver to Administrative Agent Hotel Documents (to the extent not already delivered) for any Hotel indicated by Administrative Agent.



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

                                  Article VII

                               NEGATIVE COVENANTS

                  As long as any of the Obligations remain outstanding, without the written consent of the Administrative Agent, the Borrower agrees with the Lenders and the Administrative Agent that:

                  7.1. Restrictions on Wholly-Owned Subsidiaries. (a) The Borrower shall not create or acquire any direct or indirect wholly-owned Subsidiary after the Closing Date unless (i) if such Subsidiary is a Required Guarantor, concurrently with the creation or acquisition thereof, (x) such Subsidiary executes and delivers to the Administrative Agent counterparts of the Guaranty, at which time such Subsidiary shall become a Guarantor hereunder, and
(y) if the Administrative Agent, in its sole discretion, so requires, the holder of such Subsidiary's ownership interests executes and delivers to the Administrative Agent counterparts to the Pledge Agreement; or (ii) if such Subsidiary is not a Required Guarantor the organizational documents and agreement of limited partnership (or equivalent) of such Subsidiary provide that such Subsidiary shall not incur any Indebtedness (other than (A) intercompany Indebtedness owed to Borrower and (B) Indebtedness which is either (x) Non-Recourse Indebtedness or (y) recourse to such Subsidiary provided such Indebtedness (I) does not exceed 65% of the value of such Subsidiary's assets which secures such Indebtedness and (II) is secured by all of the Hotels owned by such Subsidiary).

                  (b) No wholly-owned Subsidiary which is acquired or created after the Closing Date may (i) incur any Indebtedness (other than (A) intercompany Indebtedness owed to Borrower and (B) Indebtedness which is either
(x) Non-Recourse Indebtedness or (y) recourse to such Subsidiary provided such Indebtedness (I) does not exceed 65% of the value of such Subsidiary's assets which secures such Indebtedness and (II) is secured by all of the Hotels owned by such Subsidiary) or (ii) be subject to any contractual restriction on such Subsidiary's ability to declare or pay dividends or distribute cash or other assets to Borrower or any of its Subsidiaries.

                  (c) Borrower shall not permit any direct or indirect wholly-owned Subsidiary to own assets (including the assets of such Person's Subsidiaries) the value of which exceed 10% of Total Value unless (i) such Subsidiary executes and delivers to the Administrative Agent counterparts of the Guaranty, at which time such Subsidiary shall become a Guarantor hereunder, and
(ii) if the Administrative Agent, in its sole discretion, so requires, the holder of such Subsidiary's ownership interests executes and delivers to the Administrative Agent counterparts to the Pledge Agreement; provided, that in the event the aggregate value of the assets of all wholly-owned Subsidiaries which are not Guarantors exceed 20% of Total Value then Borrower shall not permit any direct or indirect wholly-owned Subsidiary formed thereafter to own assets (including the assets of such Person's Subsidiaries) the value of which exceed 1% of Total Value unless (x) such Subsidiary executes and delivers to the Administrative Agent counterparts of the Guaranty, at which time such Subsidiary shall become a Guarantor hereunder, and (y) if the Administrative Agent, in its sole discretion, so requires, the holder of such



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

Subsidiary's ownership interests executes and delivers to the Administrative Agent counterparts to the Pledge Agreement.

                  (d) Any Subsidiary required to take action pursuant to this
Section 7.1 shall execute and deliver, or cause to be executed and delivered, all other relevant documentation of the type described in Article III (including without limitation opinions of counsel) as such Subsidiary would have had to deliver if such Subsidiary were a Loan Party on the Closing Date, with all actions to be taken pursuant to this Section 7.1 to be taken to the reasonable satisfaction of the Administrative Agent and the Collateral Agent.

                  7.2. Operation/Ownership of Hotels. (a) Borrower shall not own or lease (directly or indirectly) any Hotels which are not (i) leased to an Operating Lessee pursuant to an Operating Lease within 90 days of Borrower's (or a Subsidiary's) acquisition of such Hotel, (ii) managed pursuant to a Management Agreement and (iii) operated pursuant to and with the benefit of a License, except to the extent that the aggregate value of any Hotels owned or leased by the Borrower (directly or indirectly) which are not leased to an Operating Lessee, managed by a Manager, and operated pursuant to and with the benefit of a License does not exceed 10% of Total Value.

                  (b) The aggregate value of any Hotels owned or leased by the Borrower (directly or indirectly) which are not operated under a nationally recognized brand may not exceed 10% of Total Value.

                  7.3. Lease Obligations. (a) The Borrower shall not create or suffer to exist, or permit any of its Subsidiaries or Eligible Joint Ventures to create or suffer to exist, any obligations as lessee for the rental or hire of real or personal property of any kind under other leases or agreements to lease entered into otherwise than in the ordinary course of business.

                  (b) The Borrower shall not, and shall not permit any of its Subsidiaries or Eligible Joint Ventures to, become or remain liable as lessee or guarantor or other surety with respect to any lease, whether an operating lease or a Capitalized Lease, of any property (whether real or personal or mixed), whether now owned or hereafter acquired, which (i) the Borrower or any of its Subsidiaries or Eligible Joint Ventures has sold or transferred or is to sell or transfer to any other Person, or (ii) the Borrower or any of its Subsidiaries or Eligible Joint Ventures intends to use for substantially the same purposes as any other property which has been or is to be sold or transferred by that entity to any other Person in connection with such lease.

                  7.4. Restricted Payments. The Borrower, unless otherwise required in order to maintain FelCor's status as a real estate investment trust in accordance with the written advice of independent counsel to the Borrower, shall not declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account or in respect of any of its Stock or Stock Equivalents (collectively, "Restricted Payments"); provided, that, notwithstanding the foregoing, during any period of four consecutive Fiscal Quarters, (i) the Borrower may make Restricted Payments in an aggregate amount not to exceed 85% of the consolidated Adjusted Funds From




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Operations of the Borrower for such period and (ii) the aggregate amount of
Restricted Payments made shall not exceed 100% of Free Cash Flow of the Borrower for such period.

                  7.5. Mergers, Stock Issuances, Asset Sales, Etc. (a) The Borrower shall not sell, convey, transfer, lease or otherwise dispose of all or substantially all of its assets or properties, and shall not, and shall not permit any of its Subsidiaries or Eligible Joint Ventures to, (i) merge with any Person, or (ii) consolidate with any Person, unless the Borrower or its Subsidiary or Eligible Joint Venture is the surviving or resulting entity and, following such merger or consolidation, no Default or Event of Default shall have occurred.

                  (b) The Borrower shall not and shall not permit any of its Subsidiaries or Eligible Joint Ventures to effect, enter into, consummate or suffer to exist any Asset Sale(s) of any Hotel(s) generating proceeds aggregating more than 25% of the value of the Hotels owned by the Borrower, its Subsidiaries and Eligible Joint Ventures at the time of such transaction.

                  (c) The Borrower shall not sell or otherwise dispose of, or factor at maturity or collection, or permit any of its Subsidiaries or Eligible Joint Ventures to sell or otherwise dispose of, or factor at maturity or collection, any accounts receivables.

                  7.6. Restrictions on Construction/Budget Hotels. (a) The Borrower shall not, and shall not permit any of its Subsidiaries or Eligible Joint Ventures to (i) engage in the construction of new hotels (provided that nothing herein shall prohibit expansions to existing Hotels) or (ii) enter into any commitments or agreements to purchase any Hotels under, or to be under, original construction (provided that nothing herein shall limit commitments or agreements for expansions to existing Hotels), pursuant to which (A) such Persons' obligations, in the aggregate at the time of the transaction, exceed the lesser of (x) 15% of the Total Value of the Borrower as of the end of the Fiscal Quarter immediately preceding the date of any such commitment or agreement and (y) $400,000,000, or (B) any such Person is or may be liable for, or otherwise assumes, any risks relating to the development or construction (but not operation) of such Hotel, whether by way of providing any guaranties of completion, payment of any construction loans, payment of construction cost overruns, or otherwise.

                  (b) Other than Borrower's (or its Subsidiary's or Unconsolidated Entity's) investments in budget hotels, limited service hotels or extended stay hotels which are in existence as of the Effective Date, the Borrower's investments (direct or indirect) in any budget hotels, limited service hotels or extended stay hotels, shall not exceed, in the aggregate, 10% of Total Value.

                  7.7. Change in Nature of Business or in Capital Structure. (a) The Borrower shall not make, and shall not permit any of its Subsidiaries or Eligible Joint Ventures to make, any material change in the nature or conduct of its business as carried on at the Closing Date.



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

                  (b) The Borrower shall not make, and shall not permit any of its Subsidiaries or Eligible Joint Ventures to make, any change in its capital structure (including, without limitation, in the terms of its outstanding Stock) or amend its declaration of trust, certificate of incorporation or by-laws or other equivalent documents other than for changes or amendments which in the aggregate have no Material Adverse Effect.

                  7.8. Modification of Material Agreements. The Borrower shall not, and shall not permit any of its Subsidiaries or Eligible Joint Ventures to, alter, amend, modify, rescind, terminate, supplement or waive any of their respective rights under, or fail to comply in all material respects with, any of its material Contractual Obligations unless approved by the Administrative Agent, which approval shall not be unreasonably withheld, conditioned or delayed; provided, however, that, with respect to any such failure to comply with any Contractual Obligation, the Borrower shall not be deemed in default of this Section 7.8 if all such failures in the aggregate would have no Material Adverse Effect; and provided, further, that in the event of any breach or event of default by a Person other than the Borrower or any of its Subsidiaries or Eligible Joint Ventures, the Borrower shall promptly notify the Administrative Agent of any such breach or event of default and take all such action as may be reasonably necessary in order to endeavor to avoid having such breach or event of default have a Material Adverse Effect.

                  7.9. Accounting Changes. The Borrower shall not make, nor permit any of its Subsidiaries to make, any change in accounting treatment and reporting practices or tax reporting treatment, except as required by GAAP or law and disclosed to the Lenders and the Administrative Agent.

                  7.10. Transactions with Affiliates. The Borrower shall not, and shall not permit any of its Subsidiaries or Eligible Joint Ventures, to enter into any transaction or series of related transactions, including, without limitation, any Asset Sale or the rendering of any service, with any Affiliate (other than among the Borrower and its wholly owned Subsidiaries) unless (a) no Default or Event of Default would occur as a result thereof, and (b) such transaction is (i) in the ordinary course of the Borrower's or such Subsidiary's or Eligible Joint Venture's business, and (ii) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary or Eligible Joint Venture, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

                  7.11. Adverse or Speculative Transactions. The Borrower shall not and shall not permit any of its Subsidiaries or Eligible Joint Ventures to engage in any transaction involving contracts for commodity options or futures contracts other than Interest Rate Contracts and Alternative Currency Contracts.

                  7.12. Environmental Matters. (a) The Borrower shall not, and shall not permit any of its Subsidiaries or Eligible Joint Ventures or any Operating Lessee, or, to the extent reasonably practicable, any other Person to dispose of any Hazardous Material by placing it in or on the ground or waters of any property owned or leased by the Borrower or any of its Subsidiaries or Eligible Joint Ventures.

                  (b) The Borrower shall not, and shall not permit any of its Subsidiaries or Eligible Joint Ventures, or, to the extent practicable, authorize any other Person to, dispose or to arrange for the disposal of any Hazardous Material on behalf of the Borrower or any of its Subsidiaries or Eligible Joint Ventures except in material compliance with all applicable Environmental Laws currently and hereinafter in effect.

                  7.13. Joint Enterprises. Other than investments in (x) Joint Enterprises in existence as of the Effective Date and (y) Eligible Entities, the Borrower's investments (direct or indirect) in Joint Enterprises shall not exceed, in the aggregate, 15% of Total Value.

7.14. ERISA Plan Assets. The Borrower shall not and shall not permit any of its Subsidiaries to have any of their assets become subject to Title I of ERISA because they constitute "plan assets" within the meaning of the DOL Regulation
Section 2510.3-101 and by reason of an investment in the Borrower or any Subsidiary.



                                  Article VIII

                                EVENTS OF DEFAULT

                  8.1. Events of Default. Each of the following events shall be an Event of Default:

                  (a) The Borrower shall fail to pay any principal (including, without limitation, mandatory prepayments of principal) of, or interest on, any Loan, any fee, any other amount due hereunder or under the other Loan Documents or other of the Obligations when the same becomes due and payable; or

                  (b) Any representation or warranty made or deemed made by any Loan Party in any Loan Document or by any Loan Party (or any of its officers) in connection with any Loan Document shall prove to have been incorrect in any material respect when made or deemed made; or

                  (c) Any Loan Party shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or in any other Loan Document if such failure shall remain unremedied for thirty days after the earlier of the date on which (A) a Responsible Officer of the Borrower becomes aware of such failure or (B) written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or

                  (d) Any Loan Party or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any Recourse Indebtedness of such Loan Party or Subsidiary having a principal amount of $10,000,000 or more (excluding Indebtedness evidenced by the Notes and any Non-Recourse Indebtedness), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or any other event shall occur or condition shall exist under any



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

agreement or instrument relating to any such Indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall become or be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), or any Loan Party or any of its Subsidiaries shall be required to repurchase or offer to repurchase such Indebtedness, prior to the stated maturity thereof; or

                  (e) The Borrower or any of its Significant Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against the Borrower or any of its Significant Subsidiaries seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceedings instituted against the Borrower or any of its Significant Subsidiaries (but not instituted by it), either such proceedings shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceedings shall occur; or the Borrower or any of its Significant Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

                  (f) Any judgment or order for the payment of money in excess of $10,000,000 to the extent not fully covered by insurance shall be rendered against any Loan Party or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order, or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (g) An ERISA Event shall occur which, in the reasonable determination of the Majority Lenders, has a reasonable possibility of a liability, deficiency or waiver request of the Borrower or any ERISA Affiliate, whether or not assessed, exceeding $5,000,000; or

                  (h) The Borrower or any of its Subsidiaries shall have entered into any consent or settlement decree or agreement or similar arrangement with an Governmental Authority or any judgment, order, decree or similar action shall have been entered against the Borrower or any of its Subsidiaries, in each case based on or arising from the violation of or pursuant to any Environmental Law, or the generation, storage, transportation, treatment, disposal or Release of any Hazardous Material and, in connection with all the foregoing, the Borrower and its Subsidiaries are likely to incur Environmental Liabilities and Costs in excess of $5,000,000; or

                  (i) There shall occur a Material Adverse Change or an event which is reasonably likely to have a Material Adverse Effect; or

                  (j) FelCor shall cease, for any reason, to maintain its status as an equity-oriented real estate investment trust under Sections 856 through 860 of the Code; or

                  (k) FelCor shall cease at any time to be the sole general partner of FelCor LP; or

                  (l) Hervey A. Feldman or Thomas J. Corcoran, Jr. shall sell, transfer or encumber (otherwise than to (i) members of their respective families, (ii) entities controlled by them, (iii) trusts for the benefit of any of the foregoing or (iv) a Permitted Transferee) their voting Class A membership interest in DJONT; or

                  (m) Any provision of the Guaranty after delivery thereof under this Agreement shall for any reason cease to be valid and binding on any Significant Subsidiary party thereto, or any Significant Subsidiary Party shall so state in writing.

                  8.2. Remedies. (a) If there shall occur and be continuing any Event of Default, the Administrative Agent shall at the request, or may with the consent, of the Majority Lenders by notice to the Borrower, declare the Loans, all interest thereon and all other amounts and Obligations payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts and Obligations shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that upon the occurrence of the Event of Default specified in subparagraph 8.1(e) above, the Loans, all such interest and all such amounts and Obligations shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower. In addition to the remedies set forth above, the Administrative Agent may exercise any remedies provided by applicable law.

                  (b) If the Administrative Agent exercises any rights or remedies pursuant to subparagraph 8.2(a), the Administrative Agent shall not, without the consent of the Majority Lenders, rescind the exercise of said rights or remedies.


                                   Article IX

                            THE ADMINISTRATIVE AGENT


                  9.1. Authorization and Action. (a) Each Lender hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Without limitation of the foregoing, each Lender hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, and to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents.





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

                  (b) As to any matters not expressly provided for by this Agreement and the other Loan Documents (including, without limitation, enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Administrative Agent shall not be required to take any action which the Administrative Agent in good faith believes exposes it to personal liability or is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Lender prompt notice of (a) each notice and, (b) to the extent the Administrative Agent grants any consents, approvals, disapprovals or waivers to the Borrower pursuant to the directions of the Majority Lenders or all of the Lenders as required hereunder, notice of such consent, approval, disapproval or waiver, given to it by, or by it to, any Loan Party pursuant to the terms of this Agreement or the other Loan Documents.

                  9.2. Administrative Agent's Reliance, Etc. Neither the Administrative Agent, nor any of its Affiliates or any of the respective directors, officers, agents or employees of the Administrative Agent or any such Affiliate shall be liable for any action taken or omitted to be taken by it, him, her or them under or in connection with this Agreement or the other Loan Documents, except for its, his, her or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent (i) may treat the payee of any Note as the holder thereof until such note has been assigned in accordance with Section 10.7; (ii) may rely on the Register to the extent set forth in Section 10.7(c); (iii) may consult with legal counsel (including, without limitation, counsel to the Borrower or any other Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iv) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or any of the other Loan Documents; (v) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any of the other Loan Documents on the part of the Borrower or any other Loan Party or to inspect the property (including, without limitation, the books and records) of the Borrower or any other Loan Party; (vi) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (vii) shall incur no liability under or in respect of this Agreement or any of the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, cable, telex or facsimile transmission) believed by it to be genuine and signed or sent by the proper party or parties.

                  9.3. Chase and Affiliates. With respect to any Commitment or Loan made by Chase, and any Note issued to it, Chase shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Administrative Agent; and the term "Lender" or "Lenders" shall, unless otherwise



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

expressly indicated, include Chase in its individual capacity. Chase and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower or any other Loan Party or any of their respective Subsidiaries and any Person who may do business with or own securities of the Borrower or any other Loan Party or any of their respective Subsidiaries, all as if Chase were not the Administrative Agent and without any duty to account therefor to the Lenders.

                  9.4. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements referred to in Article IV and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and other Loan Documents.

                  9.5. Indemnification. (a) The Lenders agree to indemnify the Administrative Agent and their Affiliates, and their respective directors, officers, employees, agents and advisors (to the extent not reimbursed by the Borrower or other Loan Parties), ratably according to the respective principal amounts of the Notes then held by each of them, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements (including, without limitation, fees and disbursements of legal counsel) of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against, the Administrative Agent in any way relating to or arising out of this Agreement or the other Loan Documents or any action taken or omitted by the Administrative Agent under this Agreement or the other Loan Documents; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's or such Affiliate's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including, without limitation, fees and disbursements of legal counsel) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of its rights or responsibilities under, this Agreement or the other Loan Documents, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower or another Loan Party.

                  (b) The Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the Closing Date the applicable conditions set forth in Article III, including, without limitation, any loss (including, without limitation, loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund any Eurodollar Rate Loan to be made by such Lender as part of such proposed Borrowing when such Eurodollar Rate Loan, as a result of such failure, is not made on such date.

                  9.6. Successor Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed by the Majority Lenders in the event that the Administrative Agent commits a willful breach of, or is grossly negligent in the performance of, its material obligations hereunder. Furthermore, in the event that at any time the Administrative Agent assigns its entire interest as a Lender hereunder to an Eligible Assignee as permitted by Section 10.7 hereof, which Eligible Assignee is not an Affiliate of the Administrative Agent, then the Administrative Agent shall resign as Administrative Agent. Upon any such resignation or removal (which shall be effective upon such date as a successor Agent accepts its appointment), the Majority Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof, having a combined capital and surplus of at least $50,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.



                                   Article X

                                  MISCELLANEOUS

                  10.1. Amendments, Etc. (a) No amendment or waiver of any provision of this Agreement nor consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that, (x) the Administrative Agent shall have the right to waive or depart from any of the requirements or criteria contained in the definition of Qualified Lease and (y) subject to Section 10.1(b) below, the Administrative Agent shall have the right to make non-material waivers of non-economic provisions of this Agreement or consent to non-material departures therefrom. The parties hereto agree that any waiver of any provision of this Agreement or any other Loan Document shall be effective upon the execution by the party so charged of a written agreement to such effect.





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

                  (b) Notwithstanding anything set forth in subparagraph (a) above, no amendment, waiver or consent shall, unless in writing and signed by all the Lenders do any of the following: (i) increase the amount of any Loan or subject the Lenders to any additional obligations; (ii) reduce the principal of, or interest on, the Loans or any fees or other amounts payable hereunder; (iii) waive or postpone any date fixed for any payment of principal of, or interest on, the Loans or any fees or other amounts payable hereunder; (iv) change the aggregate unpaid principal amount of the Loans; (v) release all or substantially all of the Collateral, except as provided in Section 2.4(a); (vi) permit other debt to be secured by the Collateral; (vii) change the definition of Majority Lenders; (viii) change the number of Lenders which shall be required for the Lenders or any of them to take any action hereunder; (ix) release any Loan Party from its obligations under any Note or material Guaranty; or (x) amend this
Section 10.1; provided that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or the other Loan Documents.

                  (c) Each Lender shall reply promptly, but in any event within ten (10) Business Days of receipt by such Lender of a written request for consent, approval, disapproval or waiver, from the Administrative Agent (the "Lender Reply Period"). Unless a Lender shall give written notice to the Administrative Agent that it objects to consenting, approving, disapproving or waiving any matter as requested by the Administrative Agent within the Lender Reply Period, such Lender shall be deemed to have consented, approved, disapproved or waived such matters as specified in the Administrative Agent's request.

                  10.2. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including, without limitation, telegraphic, telex, telecopy or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered by hand, if to the Borrower, at its address at 545 East John Carpenter Freeway, Suite 1300, Irving, Texas 75062 (telecopy number: 972-444-4949) (telephone number: 972-444-4900), Attention:
Chief Financial Officer, with a copy to Attention: General Counsel; if to any Lender, at its Domestic Lending Office specified opposite its name on Schedule II; and if to the Administrative Agent, at its address at 380 Madison Avenue, 11th Floor, New York, New York 10017 (telecopy number: 212-622-3580) (telephone number: 212-622-3419), Attention Alan Breindel with a copy to One Chase Manhattan Plaza, 8th Floor, New York, New York 10081 (telecopy number:
212-552-5701) (telephone number: 212-552-7469), Attention Thierry LeJouam; or, as to the Borrower or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, cabled or delivered, be effective when deposited in the mails, delivered to the telegraph company, confirmed by telex answerback, telecopied with confirmation of receipt, delivered to the cable company or delivered by hand to the addressee or its agent, respectively, except that notices and communications to the Administrative Agent pursuant to Article II or IX shall not be effective until received by the Administrative Agent.





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

                  10.3. No Waiver; Remedies. No failure on the part of any Lender or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  10.4. Costs; Expenses; Indemnities. (a) The Borrower agrees to pay on demand (i) all costs and expenses of the Administrative Agent and its respective Affiliates in connection with the preparation, execution, delivery, administration, syndication, modification and amendment of this Agreement, each of the other Loan Documents, each document prepared in connection with any re-pledge of the Collateral pursuant to Section 2.4(a), and each of the other documents to be delivered hereunder and thereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel, accountants, appraisers, consultants or industry experts retained by the Administrative Agent with respect thereto and, as to the Administrative Agent, with respect to advising it as to its rights and responsibilities under this Agreement and the other Loan Documents, and (ii) all costs and expenses of the Administrative Agent or any of the Lenders (including, without limitation, the fees and out-of-pocket expenses of counsel, accountants, appraisers, consultants or industry experts retained by the Administrative Agent or any Lender) in connection with the restructuring or enforcement (whether through negotiation, legal proceedings or otherwise) of this Agreement and the other Loan Documents.

                  (b) The Borrower agrees to indemnify and hold harmless the Administrative Agent, each Lender and their respective Affiliates, and the directors, officers, employees, agents, attorneys, consultants and advisors of or to any of the foregoing (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in Article III) (each of the foregoing being an "Indemnitee") from and against any and all claims, damages, liabilities, obligations, losses, penalties, actions, judgments, suits, costs, disbursements and expenses of any kind or nature (including, without limitation, fees and disbursements of counsel to any such Indemnitee and experts, engineers and consultants and the costs of investigation and feasibility studies) which may be imposed on, incurred by or asserted against any such Indemnitee in connection with or arising out of any investigation, litigation or proceeding, whether or not any such Indemnitee is a party thereto, whether direct, indirect, or consequential and whether based on any federal, state or local law or other statutory regulation, securities or commercial law or regulation, or under common law or in equity, or on contract, tort or otherwise, in any manner relating to or arising out of or based upon or attributable to this Agreement, any other Loan Document, any document delivered hereunder or thereunder, any Obligation, or any act, event or transaction related or attendant to any thereof, including, without limitation, (i) arising from any misrepresentation or breach of warranty under Section 4.18 or any Environmental Claim or any Environmental Lien or any Remedial Action arising out of or based upon anything relating to real property owned or leased by the Borrower or any of its Subsidiaries (collectively, the "Indemnified Matters"); provided, however, that the Borrower shall not have any obligation under this Section 10.4(b) to an Indemnitee with respect to any Indemnified Matter caused by or resulting from the gross negligence or willful misconduct of that Indemnitee, as determined by a court of competent jurisdiction in a final non-appealable judgment or order.

                  (c) If any Lender receives any payment of principal of, or is subject to a conversion of, any Eurodollar Rate Loan other than on the last day of an Interest Period relating to such Loan, as a result of any payment or conversion made by the Borrower or acceleration of the maturity of the Notes pursuant to Section 8.2 or for any other reason, the Borrower shall, upon demand by such Lender (with a copy of such demand to the Administrative Agent), to the extent not previously paid to such Lender pursuant to any other provision hereof, pay to the Administrative Agent for the account of such Lender all amounts required to compensate such Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment or conversion, including, without limitation, any loss (including, without limitation, loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Loan.

                  (d) The Borrower shall indemnify the Administrative Agent and the Lenders for, and hold the Administrative Agent and the Lenders harmless from and against, any and all claims for brokerage commissions, fees and other compensation made against the Administrative Agent and the Lenders for any broker, finder or consultant with respect to any agreement, arrangement or understanding made by or on behalf of any Loan Party or any of its Subsidiaries in connection with the transactions contemplated by this Agreement.

                  (e) The Borrower agrees that any indemnification or other protection provided to any Indemnitee pursuant to this Agreement (including, without limitation, pursuant to this Section 10.4) or any other Loan Document shall (i) survive payment of the Obligations and (ii) inure to the benefit of any Person who was at any time an Indemnitee under this Agreement or any other Loan Document.

                  10.5. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all of the Obligations now or hereafter existing whether or not such Lender shall have made any demand under this Agreement or any Note or any other Loan Document and although such Obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section are in addition to the other rights and remedies (including, without limitation, other rights of set-off) which such Lender may have.

                  10.6. Binding Effect. This Agreement shall become effective as of the Effective Date and thereafter shall be binding upon and inure to the benefit of the

Borrower, the Administrative Agent, each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

                  10.7. Assignments and Participations. (a) Each Lender may sell, transfer, negotiate or assign to one or more other Lenders or Eligible Assignees all or a portion of the Loans owing to it and the Notes held by it and a commensurate portion of its rights and obligations hereunder and under the other Loan Documents; provided, however, that (i) the aggregate amount of the Loans being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than the assignor's entire interest, except (x) with the consent of the Borrower and the Administrative Agent (which consent shall not be unreasonably withheld or delayed), or (y) during the continuance of an Event of Default, or (z) a Lender may assign a portion of its Loans to another existing Lender or Lenders or a fund or trust entity that invests in bank loans and is advised by or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor only, provided that the aggregate amount of the Loans retained by the assignor shall in no event be less than $5,000,000, and (ii) each assignee hereunder shall also be an Eligible Assignee. The parties to each assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording, an Assignment and Acceptance, together with the Notes (or an Affidavit of Loss and Indemnity with respect to such Notes satisfactory to the Administrative Agent) subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (A) the assignee thereunder shall become a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to such assignee pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and thereunder, and (B) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except those which survive the payment in full of the Obligations) and be released from its obligations under the Loan Documents (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto).

                  (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any of the statements, warranties or representations made in or in connection with this Agreement or any other Loan Document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under this Agreement or any other Loan Document or of any other instrument or document furnished pursuant hereto or thereto; (iii) such assigning Lender confirms that it has delivered to the assignee and the assignee confirms that it has received a copy of this Agreement and each of the Loan Documents together with a copy of the most recent financial statements delivered by the Borrower to the Lenders pursuant to each of the clauses of Section 6.11 (or if no such statements have been delivered, the financial statements referred to in Section 4.5 of this Agreement) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                  (c) The Borrower hereby instructs the Administrative Agent for the benefit of the Borrower to maintain at its address referred to in Section
10.2 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the principal amount of the Loans owing to each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Loan Parties, the Administrative Agent, and the Lenders may treat each Person whose name is recorded in the Register as a Lender for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, the Administrative Agent, or any Lender at any reasonable time and from time to time upon reasonable prior notice. The Administrative Agent shall supply to the Borrower promptly after any amendment thereto, a copy of the amended Register.

                  (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (d). Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent, in exchange for such surrendered Notes, new Notes to the order of such Eligible Assignee in an amount equal to the outstanding principal balance of the Loan assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained any portion of such Loan hereunder, new Notes to the order of the assigning Lender in an amount equal to the outstanding principal balance of the Loan retained by it hereunder. Such new Notes shall be dated the same date as the surrendered Notes and be in substantially the form of Exhibit A hereto.

                  (e) In addition to the other assignment rights provided in this Section 10.7, each Lender may, without prior notice to or consent of the Borrower or the Administrative Agent: (i) assign, as collateral or otherwise, any of its rights under this Agreement (including, without limitation, rights to payments of principal or interest on the Loans) to any Federal Reserve Bank, or
(ii) subject, nevertheless, to the restrictions on assignment set forth in this
Section 10.7, pledge its rights under this Agreement to any Person to secure such Lender's obligations to such Person; provided, however, that such Person shall have no rights under this Agreement unless such Person is an Eligible Assignee and unless and until such rights have been assigned to such Person in accordance with the terms of this Agreement; provided further, however, that no such assignment or pledge shall release the assigning or pledging Lender from any of its obligations hereunder. The terms and conditions of any such assignment and the documentation evidencing such assignment shall be in form and substance satisfactory to the assigning Lender and the assignee Federal Reserve Bank.

                  (f) Each Lender may sell participations to one or more banks or other Persons in or to all or a portion of its rights and obligations under the Loan Documents (including, without limitation, all or a portion of the Loans owing to it and the Notes held by it). The terms of such participation shall not, in any event, require the participant's consent to any amendments, waivers or other modifications of any provision of any Loan Documents, the consent to any departure by any Loan Party therefrom, or to the exercising or refraining from exercising any powers or rights which such Lender may have under or in respect of the Loan Documents (including, without limitation, the right to enforce the obligations of the Loan Parties), except if any such amendment, waiver or other modification or consent would reduce the amount, or postpone any date fixed for, any amount (whether of principal, interest or fees) payable to such participant under the Loan Documents, to which such participant would otherwise be entitled under such participation. In the event of the sale of any participation by any Lender, (i) such Lender's obligations under the Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) such Lender shall remain the holder of such Notes and Obligations for all purposes of this Agreement, and (iv) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

                  (g) Each participant shall be entitled to the benefits of Sections 2.10, 2.12, 2.14 and 10.4 as if it were a Lender; provided, however, that anything herein to the contrary notwithstanding, the Borrower shall not, at any time, be obligated to pay to any assignee or participant of any interest of any Lender, under Section 2.10, 2.12, 2.14 or 10.4, any sum in excess of the sum which if the Borrower would not at the time of such assignment have been obligated to pay to such assignor Lender any such amount in respect of such interest had such assignment not been effected or had such participation not been sold.

                  10.8. Governing Law; Severability. This Agreement and the Notes and the rights and obligations of the parties hereto and thereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                  10.9. Submission to Jurisdiction; Service of Process. (a) Any legal action or proceeding with respect to this Agreement or the Notes or any document related thereto may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, the Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

                  (b) The Borrower irrevocably consents to the service of process of any of the aforesaid courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower at its address provided herein.

                  (c) Nothing contained in this Section 10.9 shall affect the right of the agent, any Lender or any holder of a Note to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.

                  10.10. Section Titles. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

                  10.11. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  10.12. Entire Agreement. This Agreement, together with all of the other Loan Documents and all certificates and documents delivered hereunder or thereunder, and the agreement referred to in Section 2.3 embody the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof.

                  10.13. Confidentiality. Each Lender and the Administrative Agent agree to keep information obtained by it pursuant hereto and the other Loan Documents confidential and agrees that it will only use such information in connection with the transactions contemplated by this Agreement and not disclose any of such information other than (i) to such Lender's or the Administrative Agent's, as the case may be,

Affiliates, employees, representatives and agents who are or are expected to be involved in the evaluation of such information in connection with the transactions contemplated by this Agreement and who are advised of the confidential nature of such information, (ii) to the extent such information presently is or hereafter becomes available to such Lender or the Administrative Agent, as the case may be, on a non-confidential basis from a source other than the Borrower, (iii) to the extent disclosure is required by law, regulation or judicial order or requested or required by bank regulators or auditors, or (iv) to assignees or participants or potential assignees or participants who agree to be bound by the provisions of this sentence.

                  10.14. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO.

                  10.15. Joint and Several Obligations. Unless the context clearly indicates otherwise each covenant, agreement, undertaking, condition or other matter stated herein as a covenant, agreement, undertaking or matter involving the Borrower shall be jointly and severally binding upon each of the parties comprising Borrower.




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                                       78

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.



                                    FELCOR LODGING TRUST INCORPORATED, a
                                    Maryland corporation


                                    By: /s/   LAWRENCE D. ROBINSON
                                       ----------------------------------------
                                       Name:    Lawrence D. Robinson
                                       Title:   Senior Vice President





                                    FELCOR LODGING LIMITED PARTNERSHIP, a
                                    Delaware limited partnership

                                    By:   FELCOR LODGING TRUST INCORPORATED, a
                                          Maryland corporation, its sole
                                          general partner


                                          By: /s/   LAWRENCE D. ROBINSON
                                             ----------------------------------
                                             Name:    Lawrence D. Robinson
                                             Title:   Senior Vice President






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





                                    THE CHASE MANHATTAN BANK, as Administrative
                                    Agent, Book Manager, and Collateral Agent


                                    By:  /s/ THOMAS H. KOZLAN
                                        ---------------------------------------
                                        Name: Thomas H. Kozlan

                                        Title: VP





                     [SIGNATURES CONTINUE ON FOLLOWING PAGE]

                                    Lenders




                                    THE CHASE MANHATTAN BANK


                                    By:  /s/ THOMAS H. KOZLAN
                                        --------------------------------------
                                        Name: Thomas H. Kozlan

                                        Title: VP




                     [SIGNATURES CONTINUE ON FOLLOWING PAGE]

                                    CHASE SECURITIES INC., as agent for
                                    THE CHASE MANHATTAN BANK


                                    By: /s/ ERIC S. ROSEN
                                        ------------------------------------
                                        Name: Eric S. Rosen

                                        Title: Authorized Signatory






                     [SIGNATURES CONTINUE ON FOLLOWING PAGE]

                                    USTRUST


                                    By:  /s/ BRIAN W. SOPP
                                        -----------------------------------
                                        Name: Brian W. Sopp

                                        Title: Executive Vice President






                     [SIGNATURES CONTINUE ON FOLLOWING PAGE]

                                    KZH APPALOOSA LLC


                                    By: /s/ VIRGINIA CONWAY
                                       --------------------------------------
                                       Name: Virginia Conway

                                       Title: Authorized Agent






                     [SIGNATURES CONTINUE ON FOLLOWING PAGE]

                                    VAN KAMPEN PRIME RATE INCOME TRUST


                                    By:   /s/ JEFFREY W. MAILLET
                                        -------------------------------------
                                        Name: JEFFREY W. MAILLET

                                        Title: Senior Vice President & Director






                     [SIGNATURES CONTINUE ON FOLLOWING PAGE]

                                    KZH IV LLC


                                    By:   /S/ VIRGINIA CONWAY
                                       -------------------------------------
                                       Name: Virginia Conway

                                       Title: Authorized Agent






                                   [SIGNATURES CONTINUE ON FOLLOWING PAGE]

                                    OCTAGON LOAN TRUST

                                    By:     OCTAGON CREDIT INVESTORS, as Manager


                                    By:     /s/ JAMES P. FERGUSON
                                        --------------------------------------
                                        Name:   JAMES P. FERGUSON

                                        Title:  MANAGING DIRECTOR






                     [SIGNATURES CONTINUE ON FOLLOWING PAGE]

                                    WELLS FARGO BANK, NATIONAL ASSOCIATION


                                    By:   /s/ KENT HOWARD
                                       -------------------------------------
                                       Name:  Kent Howard

                                       Title:  Vice President






                     [SIGNATURES CONTINUE ON FOLLOWING PAGE]

                                    KZH BDC LLC


                                    By:     /s/ VIRGINIA CONWAY
                                        ------------------------------------
                                        Name:   Virginia Conway

                                        Title:  Authorized Agent






                     [SIGNATURES CONTINUE ON FOLLOWING PAGE]

                                    FRANKLIN FLOATING RATE TRUST


                                    By:     /s/ CHAUNCEY LUFKIN
                                        ------------------------------------
                                        Name:   Chauncey Lufkin

                                        Title:  Vice President






                     [SIGNATURES CONTINUE ON FOLLOWING PAGE]

                                    KZH RIVERSIDE LLC


                                    By:     /s/ VIRGINIA CONWAY
                                        ------------------------------------
                                        Name:   Virginia Conway

                                        Title:  Authorized Agent






                     [SIGNATURES CONTINUE ON FOLLOWING PAGE]

                                   MORGAN STANLEY DEAN WITTER PRIME INCOME
                                   TRUST



                                   By:      /s/ PETER GEWIRTZ
                                        ----------------------------------
                                        Name:   Peter Gewirtz

                                        Title:  Authorized Signatory






                     [SIGNATURES CONTINUE ON FOLLOWING PAGE]

                                    KZH-CNC LLC



                                    By:     /s/ VIRGINIA CONWAY
                                        ------------------------------------
                                        Name:   Virginia Conway

                                        Title:  Authorized Agent

                                    STEIN ROE FARNHAM, INCORPORATED, as Agent for KEYPORT LIFE INSURANCE COMPANY, as a Lender


                                    By:      /s/ BRIAN W. GOOD
                                         -------------------------------------
                                         Name:   Brian W. Good

                                         Title:  Vice President and Portfolio
                                                 Manager






                     [SIGNATURES CONTINUE ON FOLLOWING PAGE]

                                    SRF TRADING, INC.


                                    By:     /s/ KELLY C. WALKER
                                        ------------------------------------
                                        Name:   Kelly C. Walker

                                        Title:  Vice President






                     [SIGNATURES CONTINUE ON FOLLOWING PAGE]

'


                                    FLOATING RATE PORTFOLIO


                                    By:   INVESCO, Senior Secured Management,
                                          Inc., as Attorney-in-fact


                                    By:       /s/ ANNE M. McCARTHY
                                        --------------------------------------
                                          Name:   Anne M. McCarthy

                                          Title:  Authorized Signatory






                     [SIGNATURES CONTINUE ON FOLLOWING PAGE]

                                    KZH WATERSIDE LLC



                                    By:     /s/ VIRGINIA CONWAY
                                        ------------------------------------
                                        Name:   Virginia Conway

                                        Title:  Authorized Agent








                     [SIGNATURES CONTINUE ON FOLLOWING PAGE]

                                    KZH CYPRESSTREE-1 LLC



                                    By:     /s/ VIRGINIA CONWAY
                                        ------------------------------------
                                        Name:   Virginia Conway

                                        Title:  Authorized Agent











                     [SIGNATURES CONTINUE ON FOLLOWING PAGE]

                           NORTH AMERICAN SENIOR FLOATING RATE FUND


                                By: CypressTree Investment Management Company, Inc., as Portfolio Manager



                                By:       /s/ TIMOTHY M. BARNS
                                      --------------------------------------
                                      Name:   Timothy  M. Barns

                                      Title:  Managing Director






                     [SIGNATURES CONTINUE ON FOLLOWING PAGE]

                           CYPRESSTREE SENIOR FLOATING RATE FUND


                                By: CypressTree Investment Management Company, Inc., as Portfolio Manager



                                By:       /s/ TIMOTHY M. BARNS
                                      --------------------------------------
                                      Name:   Timothy M. Barns

                                      Title:  Managing Director





                     [SIGNATURES CONTINUE ON FOLLOWING PAGE]